                                                                   EXHIBIT 10.14

                    SERIES D SENIOR PARTICIPATING CONVERTIBLE
                  REDEEMABLE PREFERRED STOCK PURCHASE AGREEMENT


         This Series D Senior Participating Convertible Redeemable Preferred Stock Purchase Agreement (this "AGREEMENT"), dated as of August 18, 1998, is by and among (i) Art Technology Group, Inc., a Delaware corporation (the "COMPANY"), and Mahendrahjeet Singh and Joseph Chung (the "FOUNDERS") and (ii) the Purchasers listed on the PURCHASER SCHEDULE attached hereto (each individually, a "PURCHASER," and all of them, collectively, the "PURCHASERS").

         Capitalized terms used and not otherwise defined upon first usage herein are defined in Section 9.1 hereof.

         1. SALE AND PURCHASE OF PURCHASED SECURITIES.

         1.1. AGREEMENT TO SELL AND PURCHASE PURCHASED SECURITIES. The Company hereby agrees to issue and sell to each Purchaser and, subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to herein, each Purchaser severally agrees to purchase the number of shares of Series D Preferred Stock indicated opposite the name of such Purchaser in the PURCHASER SCHEDULE attached hereto as EXHIBIT A (collectively, the "PURCHASED SHARES"). In addition, the Company hereby agrees to issue and sell to each Tudor Entity specified on EXHIBIT A and each Tudor Entity specified on EXHIBIT A agrees to purchase (i) a warrant in the form attached hereto as EXHIBIT B (the "NON-VESTING WARRANTS"), immediately exercisable to purchase the number of shares of Common Stock indicated opposite the name of each such specified Tudor Entity in the PURCHASER SCHEDULE (the "NON-VESTING WARRANT SHARES"), and (ii) a warrant in the form attached hereto as EXHIBIT C (the "VESTING WARRANTS", hereinafter collectively referred to with the Non-Vesting Warrants as the "WARRANTS"), such warrants to vest over a five (5) year period and be exercisable to purchase in the aggregate the number of shares of Common Stock indicated opposite the name of each such specified Tudor Entity in the PURCHASER SCHEDULE, (the "VESTING WARRANT SHARES", hereinafter collectively referred to with the Non-Vesting Warrant Shares as the "WARRANT SHARES"). The Purchased Shares and the Warrants are hereinafter referred to collectively as the "PURCHASED SECURITIES," which term as used in this Agreement also includes any securities issued or issuable with respect to the original Purchased Securities by way of a stock dividend, stock split, combination or division of shares, recapitalization, reclassification, merger, consolidation, reorganization, or the like and any securities into which any of the original Purchased Securities are converted or convertible, directly or indirectly, or for which any of the original Purchased Securities are exchanged or exchangeable, directly or indirectly.

         1.2. PURCHASE PRICE. The purchase price for the Purchased Securities will be as follows: $3.20 per share of Series D Preferred Stock, $0.01 for the Non-Vesting Warrants and $0.01 for the Vesting Warrants.

         1.3. CLOSING. (a) The initial closing of the purchase and sale of the Purchased Securities (the "CLOSING") will take place on or before August 18, 1998 at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, simultaneously with the execution and delivery of this Agreement, or at such other time, date, and place as the Company and the Purchasers may agree (the date on which the Closing actually occurs, the "CLOSING DATE").

         (b) The Company shall for a period of sixty (60) days following the Closing Date be obligated to issue and sell and shall issue and sell to one or more of (x) persons (other than natural persons) who are Affiliates of Bain & Company ("BAIN") or who are identified to the Company by Bain & Company (individually, a "BAIN AFFILIATE" and collectively, the "BAIN AFFILIATES"), (y) persons who are Affiliates of any Tudor Entity or identified to the Company by any Tudor Entity or (z) persons who are identified by the Company (each of the foregoing, an "ADDITIONAL PURCHASER"), who choose to purchase and each of whom is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act, up to an aggregate of 781,250 additional shares of Series D Preferred Stock (the "ADDITIONAL SHARES") and Vesting Warrants to purchase up to an aggregate of 476,961 Vesting Warrant Shares (the "ADDITIONAL WARRANTS") on the same terms and conditions as set forth in this Agreement. Such issuance and sale of the Additional Shares and the Additional Warrants will be effected by the execution and delivery by the Company and each Additional Purchaser(s) of a Supplemental Agreement, in the form of EXHIBIT G hereto, which Supplemental Agreement will have the effect of (i) amending this Agreement to add such Additional Purchaser as a "PURCHASER" party hereto and to deem such Additional Shares and Additional Warrants purchased by the Additional Purchaser as "PURCHASED SHARES", "VESTING WARRANTS" and "PURCHASED SECURITIES", as applicable, for all purposes hereunder, (ii) amending the Registration Rights Agreement to add such Additional Purchaser as a "SERIES D INVESTOR(S)" party thereto, and such Additional Shares and Common Stock issuable upon the exercise of the Additional Warrants as "SERIES D INVESTOR REGISTRABLE SECURITIES" thereunder, and (iii) amending the Stockholders Agreement to add such Additional Purchaser as an additional "PURCHASER" and "STOCKHOLDER" party thereto, and such amendments and the issuance and sale of such Additional Shares and Additional Warrants will for all purposes be deemed to have occurred as of the Closing Date. Upon the issuance and sale of Additional Shares and Additional Warrants pursuant to this Section 1.3(b) (each, a "SUBSEQUENT CLOSING"), the Company shall deliver to each Additional Purchaser a legal opinion substantially in the form of EXHIBIT D hereto and a certificate of an officer of the Company and of the Founders certifying that each of the representations and warranties set forth in Section 2 hereof are true and correct in all material respects at and as of the date of each Subsequent Closing.

         1.4.     USE OF PROCEEDS.

         (a) The Company agrees that the proceeds from the sale of the Purchased Securities hereunder will be used as described in the attached USE OF PROCEEDS SCHEDULE.

         (b) The Company further agrees that it will not use any part of the proceeds from the sale of the Purchased Securities to purchase or carry any "margin security" or "margin stock" (as such terms are defined in any regulation, rule, or interpretation of the Board of Governors of the Federal Reserve System).

         1.5. CLOSING DELIVERIES. The obligation of the Purchasers to purchase the Purchased Securities at the Closing and of the Company to sell the Purchased Securities at the Closing, is subject to the fulfillment, or the waiver by the applicable party, of each of the following conditions on or before the Closing:

         (a) The Company will deliver to each Purchaser one or more stock certificates representing the Purchased Shares to be sold to and purchased by such Purchaser pursuant to this Agreement, free and clear of all Liens, each of which shall be registered in such Purchaser's name (or if requested by such Purchaser, its nominee or designee) in the Company's records.

         (b) The Company will deliver to each Tudor Entity specified on EXHIBIT A (i) a Non-Vesting Warrant to purchase the number of Non-Vesting Warrant Shares indicated therein, and (ii) a Vesting Warrant to purchase the number of Vesting Warrant Shares indicated therein, each of which shall be registered in such specified Tudor Entity's name in the Company's records.

         (c) Each Purchaser will pay for the Purchased Securities set forth opposite such Purchaser's name in the attached PURCHASER SCHEDULE by payment to the Company of the aggregate purchase price therefor by certified or bank check or wire transfer.

         (d) The Company shall have paid, in accordance with Section 8 hereof, the fees (not to exceed $50,000) and disbursements of the Purchasers' counsel as evidenced by a summary invoice provided at the Closing.

         (e) The Company will deliver to the Purchasers each of the following documents:

                  (1) The Stockholders' Agreement, duly executed by the Company and each of its stockholders.

                  (2) The Registration Rights Agreement, duly executed by the Company and each of its stockholders who is to have any registration rights with respect to the Company's securities.

                  (3) (i) With respect to the Company, (A) a copy of its charter documents, certified as of a date not more than five business days before the Closing Date, by the Secretary of State of the State of Delaware, (B) a certificate of the Secretary of State of the State of Delaware, dated as of a date not more than five business days before the Closing Date, with respect to the legal existence, charter documents on file with the Secretary of State, and good standing of the Company in the State of Delaware, and (C) a certificate of the Secretary of State or equivalent official of each other jurisdiction in which the

Company's activities or ownership or leasing of property require it to qualify to do business as a foreign corporation, dated not more than five business days before the Closing Date, with respect to such qualification and the good standing of the Company in such jurisdiction.

                           (ii) With respect to the Company, evidence that the
Certificate of Designation and any other amendment to any charter document reasonably requested by the Purchasers has been duly filed with the Secretary of State of the State of Delaware on or before the Closing Date.

                  (4) (i) With respect to the Company, a certificate of its secretary, dated the Closing Date, certifying (A) the absence of any amendments to its charter documents (or proceedings therefor) since the date of the certificate referred to in Section 1.5(e)(3)(i)(A) above, (B) an attached copy of its by-laws, (C) an attached copy of the resolutions of its board of directors and stockholders, respectively and as applicable, with respect to the transactions hereby contemplated or otherwise to be effected at the Closing, and
(D) the incumbency of its officers and directors.

                  (5) Evidence satisfactory to the Purchasers that (i) all of the Company's employees have executed and delivered to the Company agreements, in form and substance satisfactory to the Purchasers, with respect to the confidentiality of the Company's proprietary and confidential information and the assignment to the Company of any and all rights each employee might have or acquire with respect to technology, inventions, developments, etc., developed in connection with their employment with the Company; and (ii) each of Mahendrahjeet Singh and Joseph Chung have executed and delivered to the Company a non-competition and non-solicitation agreement, in form and substance satisfactory to the Purchasers.

                  (6) Evidence satisfactory to the Purchasers that the Company has paid for and submitted applications for key-man life insurance with respect to the lives of Mahendrahjeet Singh and Joseph Chung, each having a death benefit of at least $2,000,000 payable to the Company and providing that such insurance may not be canceled without at least thirty (30) days' prior written notice to the Purchasers delivered in accordance with Section 10.2 of this Agreement.

                  (7) Evidence satisfactory to the Purchasers that after the Closing the holders of the Company's Indebtedness (including without limitation Silicon Valley Bank) and lessors of the Company's equipment will not, as a result of the timing of or in connection with the transactions contemplated by this Agreement, (a) accelerate the payment or amortization of any outstanding Indebtedness or payments of rent under any outstanding leases pursuant to the existing schedule therefor or (b) foreclose or otherwise collect on such Indebtedness.

                  (8) Evidence that the Company's Board of Directors is constituted in accordance with Section 1(b) of the Stockholders' Agreement.

                  (9) The written legal opinion of Hale & Dorr LLP, addressed to the Purchasers, and substantially in the form of the attached EXHIBIT D.

         (f) The Purchasers will deliver to the Company the Stockholders' Agreement and the Registration Rights Agreement, duly executed by each of the Purchasers.


         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND FOUNDERS.

         In order to induce the Purchasers to enter into this Agreement and to purchase the Purchased Securities, each of the Company, Mahendrahjeet Singh and Joseph Chung (Mahendrahjeet Singh and Joseph Chung hereinafter referred to, collectively, as the "FOUNDERS"), jointly and severally, hereby represent and warrant to each of the Purchasers, as follows, subject in each case to such exceptions as are set forth in the attached DISCLOSURE SCHEDULE in the section thereof numbered and captioned to correspond to the specific representation or warranty to which such exception relates.

         2.1. ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The minute books of the Company have been made available to the Purchasers for inspection and accurately record therein all corporate actions taken by the Board of Directors and stockholders of the Company.

         2.2. CORPORATE POWER; BINDING EFFECT. The Company has all requisite power and full legal right to execute and deliver this Agreement and the Ancillary Agreements, and to perform all of its obligations hereunder and thereunder in accordance with the respective terms hereof and thereof. This Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company and constitutes, and each of the Ancillary Agreements, when executed and delivered by the Company at the Closing, will constitute, a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its respective terms. The execution, delivery, and performance by the Company of this Agreement and the Ancillary Agreements in accordance with their respective terms, and the consummation by the Company of the transactions contemplated hereby or thereby, will not result (with or without the giving of notice or the lapse of time or both) in any conflict, violation, breach, or default, or the creation of any Lien, or the termination, acceleration, vesting, or modification of any right or obligation, under or in respect of (x) the charter documents or by-laws of the Company, (y) any judgment, decree, order, statute, rule, or regulation binding on or applicable to the Company, or (z) any agreement or instrument to which the Company is a party or by which it or any of its assets is or are bound.

         2.3. FOREIGN QUALIFICATION. The Company is duly qualified to do business and in good standing as a foreign corporation in the Commonwealth of Massachusetts, which jurisdiction(s) is/are the only jurisdiction(s) in which the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary, other than any jurisdictions in which the failure so to qualify or be in good standing would not, either in any case or in the aggregate, have a Material Adverse Effect.

         2.4. SUBSIDIARIES. The Company does not have any Subsidiaries nor does it own any legal and/or beneficial interests in any other Person.

         2.5.     CAPITALIZATION.

         (a) Immediately after the Closing, giving effect to the sale and purchase of the Purchased Securities provided for in this Agreement, the authorized and the outstanding capital stock of the Company will be as set forth in Section 2.5(a) of the Disclosure Schedule, and all such outstanding shares of capital stock will be owned (of record and beneficially) by the persons and in the amounts there indicated. All such outstanding shares of capital stock will be duly authorized, validly issued, fully paid, and nonassessable, and free and clear of Liens. No adjustment has previously been made (or should have been made) nor will any adjustment be required to be made as a result of the Company's issuance of the Purchased Securities (or the issuance of Common Stock upon the conversion or exercise thereof) to the rate at which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any other capital stock or Derivative Securities of the Company are convertible into or exercisable for shares of Common Stock (by reason of any "anti-dilution" provisions or agreements). Full and irrevocable waivers need not be or have been obtained from the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and any other class or series of capital stock or Derivative Securities of the Company, respectively, in respect of any adjustment because of the issuance and sale of the Purchased Securities.

         (b) Except as set forth in Section 2.5(b) of the Disclosure Schedule, the Company does not have, is not bound by, and has no obligation to grant or enter into, any (i) outstanding subscriptions, options, warrants, calls, commitments, or agreements of any character calling for it to issue, deliver, or sell, or cause to be issued, delivered, or sold, any shares of its capital stock, any membership interests or any other equity security, or any securities described in the following clause, or (ii) securities convertible into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise acquire any shares of its capital stock, any membership interests or any other equity security. No adjustment has previously been made (or should have been made) nor will any adjustment be required to be made as a result of the Company's issuance of the Purchase Securities (or the issuance of Common Stock upon the conversion or exercise thereof) to the number of shares of capital stock or Derivative Securities of the Company into which any subscriptions, options, warrants, calls, commitments or agreements are convertible (by reason of any "anti-dilution" provisions or agreements). Full and irrevocable waivers need not be or have been obtained from the holders of any and all subscriptions, options, warrants, calls, commitments or agreements, respectively, in respect of any adjustment because of the issuance and sale of the Purchased Securities.

         (c) Except as set forth in Section 2.5(c) of the Disclosure Schedule, the Company (i) has no outstanding obligations, contractual or otherwise, to repurchase, redeem, or otherwise acquire any shares of capital stock or other equity securities of the Company, (ii) is not a party to or bound by, and has no knowledge of, any agreement or instrument relating to the voting of any of its securities, and (iii) is not a party to or bound by any agreement or instrument under which any person has the right to require it to effect, or to include any securities held by such person in, any registration under the Securities Act. There are no other agreements, contracts, instruments or documents, except as set forth in Section 2.5(c), which govern or affect in any way the rights of the holders of securities, including any class of capital stock, of the Company.

         (d) The Company has reserved, solely for the purpose of issuance upon conversion of shares of Series D Preferred Stock and exercise of the Warrants, a number of shares of Common Stock sufficient to cover the conversion of all such shares of Series D Preferred Stock and the exercise of all such Warrants.

         2.6. LAWFUL ISSUANCE. All of the outstanding shares of capital stock, membership interests, and other securities of the Company were offered, issued, and sold, and the Purchased Securities have been offered and at the Closing will be issued and sold, in compliance with (i) all applicable preemptive or similar rights of all persons, and (ii) assuming the truthfulness and accuracy of the representations made by the Purchasers in Section 3 hereof, all applicable provisions of the Securities Act and the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder. No person has any valid right to rescind any purchase of any shares of capital stock or other securities of the Company.

         2.7 VALID ISSUANCE OF PURCHASED SECURITIES. The Purchased Shares and the Warrants being issued and sold by the Company hereunder shall, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and non-assessable and free and clear of any Lien, security interest, option or other charge or encumbrance. The Common Stock issuable upon the conversion of the Purchased Shares and the exercise of the Warrants pursuant to the terms of the Series D Preferred Stock shall be duly authorized and validly issued, fully paid and non-assessable and free and clear of any Lien, security interest, option or other charge or encumbrance. The issuance of the Purchased Shares and the Warrants and the Common Stock upon the conversion of such Purchased Shares and the exercise of such Warrants are not and will not be subject to any pre-emptive rights or similar rights with respect to such Purchased Shares, such Warrants and such Common Stock.

         2.8.     FINANCIAL STATEMENTS.

         (a) The Company has delivered to the Purchasers copies of (i) the unaudited balance sheet of the Company as of the most recent fiscal year and the related statements of income, changes in stockholders' equity, and cash flows for the twelve month period ended on that date, and (ii) the unaudited balance sheet of the Company as of June 30, 1998 (the "MOST RECENT BALANCE SHEET"), and the related unaudited statements of income, changes in stockholders' equity, and cash flows for the period commencing January 1, 1998 and ended on that date. Each of such financial statements was prepared in accordance with GAAP applied on a basis consistent with prior periods, subject, in the case of the unaudited financial statements referred to in clause (ii) above to the absence of footnotes, and subject to adjustments consisting of normal year-end accruals, the effect of which absence of footnotes and year-end accruals, both individually and in the aggregate, is not in any case material. Each of such balance sheets is true and correct in all material respects and accurately presents the consolidated financial condition of the Company as of its date; and each of such statements of income, changes in stockholders' equity, and cash flows accurately presents the results of operations, changes in stockholders' equity, or cash flows, as the case may be, of the Company for the period covered thereby.

         (b) The Purchasers have been furnished with a complete and correct PRO FORMA balance sheet of the Company as at the Closing Date, taking into account all transactions contemplated hereby and by the Ancillary Agreements. Such PRO FORMA balance sheet has been prepared by management of the Company on a reasonable basis, taking into consideration the effect of the transactions contemplated hereby and by the Ancillary Agreements, and the Company is not aware of any fact which may reasonably be expected to diminish on the accuracy or completeness thereof. After giving effect to the transactions contemplated hereby, the Company will not have any material liabilities, contingent or otherwise, which are not referred to in such balance sheet or in the notes thereto.

         2.9. ABSENCE OF CERTAIN CHANGES. Since June 30, 1998, there has not been:

         (a) any (i) acquisition (by purchase, lease as lessee, license as licensee, or otherwise) or disposition (by sale, lease as lessor, license as licensor, or otherwise) by the Company of any material properties or assets, or
(ii) other transaction by, or any agreement or commitment on the part of, the Company, other than those (y) described in Section 2.17 of the Disclosure Schedule, or (z) in the ordinary course of business, that have not caused and will not cause, either in any case or in the aggregate, a Material Adverse Effect;

         (b) any material change in the condition (financial or otherwise), properties, assets, liabilities, investments, revenues, expenses, income, operations, business, or prospects of the Company, or in any of its relationships with any suppliers, customers, or other third parties with whom it has financial, commercial, or other business relationships, other than changes in the ordinary course of business that have not caused and are not reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect;

         (c) any transaction or change in compensation by the Company with any of its stockholders, directors, officers, or key employees, other than the payment of compensation and reimbursement of reasonable employee travel and other business expenses in accordance with existing employment arrangements and usual past practices;

         (d) any damage, destruction, or loss, whether or not covered by insurance, that, either in any case or in the aggregate, has caused, or could reasonably be expected to cause, a Material Adverse Effect;

         (e) any declaration, setting aside, or payment of any dividend or any other distribution (in cash, stock, and/or property or otherwise) in respect of any shares of the capital stock or other securities of the Company;

         (f) any issuance of any shares of the capital stock or other securities of the Company, or any direct or indirect redemption, purchase, or other acquisition by the Company of any shares of its capital stock or other securities;

         (g) any change in the officers, directors, key employees, or independent contractors of the Company;

         (h) any labor trouble or claim of unfair labor practices involving the Company, any increase in the compensation or other benefits payable or to become payable by the Company to any of its Affiliates, or to any of its officers, employees, or independent contractors, or any bonus payments or arrangements made to or with any of such officers, employees, or independent contractors;

         (i) any forgiveness or cancellation of any debt or claim by the Company or any waiver by the Company of any right of material value, other than compromises of accounts receivable in the ordinary course of business;

         (j) any incurrence or any payment, discharge, or satisfaction by the Company of any material Indebtedness or any material obligations or material liabilities, whether absolute, accrued, contingent, or otherwise (including without limitation liabilities, as guarantor or otherwise, with respect to obligations of others), except at described in Section 2.9(j) of the Disclosure Schedules.

         (k) any incurrence, discharge, or satisfaction of any Lien (i) by the Company, or (ii) on any of the capital stock, other securities, properties, or assets owned or leased by the Company;

         (l) any change in the financial or tax accounting principles, practices, or methods of the Company; or

         (m) any agreement, understanding, or commitment by or on behalf of the Company, whether in writing or otherwise, to do or permit any of the things referred to in this Section 2.9.

         2.10.    PROPERTIES, LEASES, ETC.

         (A) TITLE TO PROPERTIES; CONDITION OF PERSONAL PROPERTIES. The Company has (i) good and marketable title to all of the assets and properties owned by it, including without limitation all assets and properties reflected in the Most Recent Balance Sheet (in each case excluding any assets and properties sold or otherwise disposed of to persons other than Affiliates in the ordinary course of business since the date of such balance sheet), free and clear of all Liens,
(ii) valid title to the lessee interest in all assets and properties leased by them as lessee, free and clear of all Liens, and (iii) full right to hold and use all of its assets and properties used in or necessary to its businesses and operations, in each case all free and clear of all Liens, and in each case subject to applicable laws and the terms of any lease under which the Company leases such assets or properties as lessee. All such assets and properties are in good condition and repair, reasonable wear and tear excepted, and are adequate and sufficient to carry on the businesses of the Company as presently conducted and as proposed to be conducted.

         (B) NO OWNED REAL PROPERTIES. The Company does not own any real property or any interest (other than a leasehold interest) in any real property.

         (C) LEASED PROPERTIES. Section 2.10(c) of the Disclosure Schedule sets forth a complete and correct description of all leases of real or personal property under which the Company is lessor or lessee. Complete and correct copies of all such leases and all amendments, supplements, and modifications thereto, other than any personal property lease with an annual rent of less than $10,000 and total remaining rental payments of less than $20,000, have been delivered to the Purchasers. Each such lease is valid and subsisting and no event or condition exists that constitutes, or after notice or lapse of time or both would constitute, a default thereunder by the Company or, to the Company's or the Founders' knowledge, any other party thereto. The Company's leasehold interests are subject to no Lien, and the Company is in quiet possession of the properties covered by such leases. The Company has established adequate reserves which are reflected in the Most Recent Balance Sheet, for the anticipated costs of any property renovation and repairs to its leased premises required to be performed or paid for by it upon termination of any of its leases of real property.

         2.11. INDEBTEDNESS. Except to the extent reflected or reserved in the Most Recent Balance Sheet, the Company has no Indebtedness outstanding. Immediately after the Closing, the Company will not have any Indebtedness outstanding. The Company is not in default with respect to any outstanding Indebtedness or any instrument or agreement relating thereto, and no such Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any securities by the Company or the operation of its business. Complete and correct copies of all instruments and agreements (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of the Company have been furnished to the Purchasers.

         2.12. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved in the Most Recent Balance Sheet, or incurred after the date of such balance sheet in the ordinary course of business (other than in connection with any transactions with Affiliates), or incurred in connection with the transactions contemplated by this Agreement and described in Section 2.9(j) of the Disclosure Schedule, the Company does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due.

         2.13.    TAX MATTERS.

         (A) FILING OF TAX RETURNS AND PAYMENT OF TAXES. The Company has timely filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by the Company have been paid, and the Company will not be liable for any additional Taxes in respect of any taxable period ending on or before the Closing Date in an amount that exceeds the corresponding reserve therefor, if any, reflected in the accounting records of the Company as of the Closing Date. No claim has ever been made by a taxing authority in a jurisdiction where the Company does not pay Tax or file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction. There are no Liens for Taxes (other than current Taxes not yet due and payable) on the assets of the Company.

         (B) AUDIT HISTORY, EXTENSIONS, ETC. There is no action, suit, taxing authority proceeding, or audit with respect to any Tax now in progress, pending, or to the best of the Company's and the Founders' knowledge, threatened, against or with respect to the Company. No deficiency or proposed adjustment in respect of Taxes that has not been settled or otherwise resolved has been asserted or assessed by any taxing authority against the Company. The Company has not consented to extend the time in which any Tax may be assessed or collected by any taxing authority. The Company has not requested or been granted an extension of the time for filing any Tax Return to a date on or after the Closing Date.

         (C) MEMBERSHIP IN AFFILIATED GROUPS, ETC. The Company has never been a member of any Affiliated Group, or filed or been included in a combined, consolidated, or unitary Tax Return. The Company is not a party to or bound by any tax sharing or allocation agreement or has any current or potential contractual obligation to indemnify any other person with respect to Taxes.

         (D) WITHHOLDING TAXES. The Company has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person.

         2.14. LITIGATION, ETC. No litigation, arbitration, action, suit, claim, demand, proceeding or investigation (whether conducted by or before any judicial or regulatory body, arbitrator, commission or other person) is pending or, to the Company's or the Founders' knowledge, threatened, against the Company, nor is there any basis therefor known to the Company or the Founders.

         2.15.    SAFETY, ZONING, AND ENVIRONMENTAL MATTERS.

         (a) The Company is not nor has it been in violation in any material respect of any applicable statute, law, or regulation relating to occupational health or safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against or received by it alleging any failure by it to comply with any such statute, law, or regulation, nor is there any reasonable basis therefor known to the Company or the Founders.

         (b) To the best of the Company's and the Founders' knowledge, none of the real properties presently owned, leased, or operated by the Company, nor any leasehold improvements thereto, nor any business conducted by the Company thereon, are in violation of any applicable land use or zoning requirements, including without limitation any building line or use or occupancy restriction, any public utility or other easement, any limitation, condition, or covenant of record, or any zoning or building law, code, or ordinance.

         (c) Other than such as would not have a Material Adverse Effect, the Company is not presently, and has never been, in violation of any judgment, decree, order, statute, law, permit, license, rule, or regulation pertaining to environmental matters, including without limitation those arising under any Environmental Laws, nor has it received any written notice alleging any such violation.

         (d) The Company has not received any notice or request for information from any third party, including without limitation any federal, state, or local governmental authority, (i) that it has been identified by the EPA or any state environmental regulatory authority as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
Part 300 Appendix B, or under any equivalent state law; (ii) that any Hazardous Substances that it has generated, transported, or disposed of have been found at any site at which a federal, state, or local agency or other third party has conducted or has ordered it to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or will or may be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding arising out of any third party's incurrence of Damages in connection with the release (within the meaning of CERCLA) of any Hazardous Substances or any other environmental matters. No circumstances exist that could reasonably be expected to give rise to any such notice or request for information or to any Damages.

         2.16. LABOR RELATIONS. The Company is in compliance with all applicable federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and is not engaged in any unfair labor practice. There is no charge pending or, to the best of the Company's and the Founders' knowledge, threatened, against or with respect to the Company before any court or agency and alleging unlawful discrimination in employment practices, and there is no charge of or proceeding with regard to any unfair labor practice against the Company pending before the National Labor Relations Board. There is no labor strike, dispute, slow-down, or work stoppage pending or, to the Company's or the Founders' knowledge, threatened against or involving the Company. None of the employees of the Company is covered by any collective bargaining agreement, and no such collective bargaining agreement is currently being negotiated. No one has petitioned and, to the Company's or the Founders' knowledge, no one is now petitioning, for union representation of any employees of the Company. The Company has not experienced any work stoppage or other material labor difficulty.

         2.17. MATERIAL CONTRACTS. Except for the contracts, agreements and other arrangements listed in Section 2.17 of the Disclosure Schedule and contracts, agreements, or other arrangements that have been fully performed and with respect to which the Company has no further obligations or liabilities, the Company is not a party to or otherwise bound by (i) any agreement, instrument, or commitment that may affect its ability to consummate the transactions contemplated hereby or by the Ancillary Agreements, or (ii) any other material agreement, instrument, or commitment; including without limitation any:

         (a) agreement for the purchase, sale, lease, or license by or from it of services, products, or assets, requiring total payments by or to it in excess of $10,000 in any instance, or entered into other than in the ordinary course of business;

         (b) agreement requiring it to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or requiring it to supply all of a particular customer's or customers' requirements for a certain service or product;

         (c) agreement or other commitment pursuant to which it has agreed to indemnify or hold harmless any other person;

         (d) (i) employment agreement, (ii) consulting agreement, or (iii) agreement providing for severance payments or other additional rights or benefits (whether or not optional) in the event of the sale or other change in control of it;

         (e) agreement with any current or former Affiliate, stockholder, officer, director, employee, or consultant of the Company, or with any person in which any such Affiliate has an interest;

         (f)      joint venture, partnership or teaming agreement;

         (g) agreement with any domestic or foreign government or agency or executive office thereof or any subcontract between it and any third party relating to a contract between such third party and any domestic or foreign government or agency or executive office thereof;

         (h) agreement imposing non-competition or exclusive dealing obligations on it;

         (i) agreement with respect to the confidentiality of the Company's Proprietary Information (as described in Section 2.20 hereof), and the assignment to the Company of any and all rights employees of the Company might have to acquire with respect to technology, inventions, developments, etc., developed in connection with this employment with the Company; and

         (j) agreement the performance of which is reasonably likely to result in a loss to it.

         The Company has delivered or caused to be delivered to the Purchasers correct and complete copies (or written summaries of the material terms of oral agreements or understandings) of each agreement, instrument, and commitment listed in the Disclosure Schedule, each as amended to date. Each such agreement, instrument, and commitment is a valid, binding and enforceable obligation of the Company and, to the Company's and the Founders' knowledge, of the other party or parties thereto, and is in full force and effect. The Company is not nor, to the Company's or the Founders' knowledge, is any other party thereto, (nor is the Company, to the best of the Company's and the Founders' knowledge, considered by any other party thereto to be) in breach of or noncompliance with any term of any such agreement, instrument, or commitment (nor is there any basis for any of the foregoing), except for any breaches or noncompliances that singly or in the aggregate would not have a Material Adverse Effect. No claim, change order, request for equitable adjustment, or request for contract price or schedule adjustment, between the Company and any supplier or customer, relating to any agreement, instrument, or commitment listed in the Disclosure Schedule is pending or, to the Company's or the Founders' knowledge, threatened, nor is there any basis for any of the foregoing. No agreement, instrument, or commitment listed in the Disclosure Schedule includes or incorporates any provision, the effect of which may be, by reason of the transactions contemplated by this Agreement, (i) to enlarge or accelerate any of the obligations of the Company, (ii) to give additional rights to any other party thereto, or (iii) to cause such agreement, instrument, or commitment to terminate, lapse, or in any other way be affected.

         2.18.    EMPLOYEE BENEFIT PLANS.

         (A) IDENTIFICATION OF PLANS. Except for the arrangements set forth in
Section 2.18 of the Disclosure Schedule, the Company does not now maintain or contribute to any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, for the benefit of any director, officer, consultant, or employee of any of them, whether active or terminated; nor has it ever maintained or contributed to any such plan, policy, or arrangement that was subject to ERISA. Each of the arrangements set forth in
Section 2.18 of the Disclosure Schedule is herein referred to as an "EMPLOYEE BENEFIT PLAN."

         (B) COMPLIANCE WITH TERMS AND LAW. Each Employee Benefit Plan is and has been maintained and operated in compliance in all material respects with the terms of such plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental, or court orders, or governmental rules or regulations in effect from time to time, including but not limited to ERISA and the Code, and applicable to such plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code is so qualified.

         (C)      ABSENCE OF CERTAIN EVENTS AND ARRANGEMENTS.

                  (1) There is no pending or, to the Company's or the Founders' knowledge, threatened, legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan, or any fiduciary or service provider thereof and there is no basis for any such legal action or proceeding.

                  (2) No Employee Benefit Plan, nor any party in interest in respect thereof has engaged in a prohibited transaction that could subject the Company, directly or indirectly, to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code.

                  (3) No communication, report, or disclosure has been made that, at the time made, did not accurately reflect the terms and operations of any Employee Benefit Plan.

                  (4) No Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA).

                  (5) The Company has not undertaken to maintain any Employee Benefit Plan for any specific period of time and each such plan is terminable at the sole discretion of the Company, subject only to such constraints as may imposed by applicable law.

                  (6) No Employee Benefit Plan is maintained pursuant to a collective bargaining agreement or is or has been subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code.

         (D) FUNDING OF CERTAIN PLANS. With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that, under the terms of each such plan, it is required to have paid as contributions to that plan as of the end of such plan's most recently ended year.

         2.19. POTENTIAL CONFLICTS OF INTEREST. Neither the Company nor any of its officers, directors, or employees, (i) owns, directly or indirectly, any interest (excepting passive holdings for investment purposes of not more than 1% of the securities of any publicly held and traded company) in, or is an officer, director, employee, or consultant of, any person that is a competitor, lessor, lessee, customer, or supplier of the Company; (ii) owns, directly or indirectly, any interest in any tangible or intangible property used in or necessary to the business of the Company; (iii) has any cause of action or other claim whatsoever against the Company, or owes any amount to the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements.

         2.20.    PROPRIETARY INFORMATION.

         (a) Section 2.20 of the Disclosure Schedule lists all patents, patent applications, trademarks, trade names, service marks, logos, copyrights, and licenses used in or necessary to the Company's business as now being conducted or as proposed to be conducted (collectively, and together with any technology, know-how, trade secrets, processes, formulas, and techniques used in or necessary to the Company's business, "PROPRIETARY INFORMATION"). The Company owns, or is licensed or otherwise has the full and unrestricted exclusive right to use, without the payment of royalties or other further consideration, all Proprietary Information, and no other intellectual property rights, privileges, licenses, contracts, or other agreements, instruments, or evidences of interests are necessary to or used in the conduct of its business.

         (b) In any instance where the Company's rights to Proprietary Information arise under a license or similar agreement (other than for software programs that have not been customized for its use), this is indicated in
Section 2.20 of the Disclosure Schedule and such rights are licensed exclusively to it except as indicated in Section 2.20 of the Disclosure Schedule. No other person has an interest in or right or license to use any of the Proprietary Information. To the best of the Company's and the Founders' knowledge, none of the Proprietary Information is being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) relating to the Proprietary Information is pending or, to the Company's or the Founders' knowledge, threatened, nor, to the best of the Company's and the Founders' knowledge, is there any basis for any such litigation or proceeding. The Company maintains adequate and sufficient security measures for the preservation of the secrecy and proprietary nature of the Proprietary Information.

         (c) (i) Neither the Company nor any of its employees has infringed or made unlawful use of, or is, to the Company's or the Founders' knowledge, infringing or making unlawful use of, any proprietary or confidential information of any Person, including without limitation any former employer of any past or present employee or consultant of the Company; and (ii) the activities of the Company's employees in connection with their employment do not violate any agreements or arrangements that any such employees or consultants have with any former employer or any other Person. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) charging the Company with infringement or unlawful use of any patent, trademark, copyright, or other proprietary right is pending or, to the Company's or the Founders' knowledge, threatened; nor is there any basis for any such litigation or proceeding.

         (d) No officer, director, employee, or consultant of the Company is presently obligated under or bound by any agreement or instrument, or any judgment, decree, or order of any court of administrative agency, that (i) conflicts or may conflict with his or her agreements and obligations to use his or her best efforts to promote the interests of the Company, (ii) conflicts or may conflict with the business or operations of the Company as presently conducted or as proposed to be conducted, or (iii) restricts or may restrict the use or disclosure of any information used in or necessary for the conduct of the business of the Company.

         2.21. INSURANCE. Section 2.21 of the Disclosure Schedule lists the policies of theft, fire, liability, worker's compensation, life, property and casualty, directors' and officers', medical malpractice, and other insurance owned or held by the Company and the basis on which such policies provide coverage (I.E., an incurrence or claims-made basis). Such policies of insurance are maintained with financially sound and reputable insurance companies, funds, or underwriters, are of the kinds and cover such risks, and are in such amounts and with such deductibles and exclusions, as are consistent with prudent business practice. All such policies (i) are, and at all times since the respective dates set forth in Section 2.21 of the Disclosure Schedule, have been, in full force and effect, are sufficient for compliance in all material respects by the Company with all requirements of law and of all agreements to which it is a party, and (ii) provide that they will remain in full force and effect through the respective dates set forth in Section 2.21 of the Disclosure Schedule, and (iii) will not terminate or lapse or otherwise be affected in any way by reason of the transactions contemplated hereby.

         2.22. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS. No consent, approval, or authorization of, or registration, designation, declaration, or filing with, any governmental authority, federal or other, or any other person is required on the part of the Company in connection with its execution, delivery, or performance of this Agreement and the Ancillary Agreements and its consummation of the transactions contemplated hereby and thereby, or the continued conduct of the present business of the Company after the Closing Date.

         2.23. EMPLOYMENT OF OFFICERS, EMPLOYEES. The Company has delivered to the Purchasers, and attached as Section 2.23 of the Disclosure Schedule is, a list setting forth the name and current annual salary and other compensation payable by the Company to each of its five most highly compensated non-hourly employees.

         2.24. BROKERS. No finder, broker, agent, or other intermediary has acted for or on behalf of the Company in connection with the negotiation or consummation of the transactions contemplated hereby, and no fee will be payable by the Company to any such person in connection with such transactions.

         2.25. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. The Company has complied with, and is in compliance with, (i) all laws, statutes, governmental regulations, judicial or administrative tribunal orders, judgments, writs, injunctions, decrees, and similar commands applicable to it and its business, and all unwaived terms and provisions of all agreements, instruments, and commitments to which it is a party or to which it or any of its assets or properties is subject, except for any non-compliances that, both individually and in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and (ii) its charter documents and by-laws, each as amended to date. The Company has not committed, been charged with, or, to the Company's or the Founders' knowledge, been under investigation with respect to, nor does there exist, any violation by the Company of any provision of any federal, state, or local law or administrative regulation, except for any violations that, both singly or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. The Company has and maintains, and Section 2.25 of the Disclosure Schedule sets forth a complete and correct list of, all such licenses, permits, and other authorizations from all such governmental authorities as are legally required for the conduct of its business or in connection with the ownership or use of its properties, except for any such licenses, permits, and other authorizations, the failure to obtain or maintain which in effect, both singly or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect, and all of which (except as specifically described in Section 2.25 of the Disclosure Schedule) are in full force and effect in all material respects, and true and complete copies of all of which have been delivered to the Purchasers.

         2.26. COMPLIANCE WITH SECURITIES LAWS. Assuming the accuracy of the representations of each Purchaser contained in Section 3 hereof, the offer, issuance, and delivery of the Purchased Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and are exempt from registration or qualification under applicable states' securities laws. Neither the Company nor anyone acting on its behalf will hereafter offer to sell, solicit offers to buy, or sell any securities of the Company so as to subject the offer, issuance, and sale of the Purchased Securities to the registration requirements of the Securities Act.

         2.27. BUSINESS PLAN. The forecasts and projections of future financial results contained in the Company's most recent business plan were prepared by the Company in good faith based upon assumptions that the Company believed, as of the date of such business plan, and still does believe, as of the date hereof, to be reasonable (it being acknowledged by the Purchasers that such forecasts and projections may not be achieved, including without limitation because such assumptions may prove incorrect and/or because of changes in the facts and circumstances upon which such forecasts, projections, and assumptions are based).

         2.28. REAL PROPERTY HOLDING CORPORATION. The Company hereby represents that it is not a "United States real property holding corporation" within the meaning of Section 897 of the Code, as amended, and Treasury Regulation ss.1.897-2.

         2.29. FOREIGN CORRUPT PRACTICES ACT. The Company has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder. To the Company's and the Founders' knowledge, there is not now, and there has never been, any employment by the Company of, or beneficial ownership in the Company by, any governmental or political official in any country in the world.

         2.30. DISCLOSURE. No representation or warranty by the Company and the Founders in this Agreement, in the Disclosure Schedule, or in the Ancillary Agreements, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not false or misleading. There is, to the Company's and the Founders' knowledge, no fact or circumstance relating specifically to the business or condition of the Company that could reasonably be expected to result in a Material Adverse Effect that is not disclosed in the Disclosure Schedule.

         3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         Each Purchaser severally represents and warrants, as to himself, herself, or itself only, as follows: Such Purchaser is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act and has such knowledge and experience in financial and business matters that he, she, or it is capable of evaluating the merits and risks of the transactions contemplated under this Agreement. Such Purchaser's financial condition is such that he, she, or it is able to bear all economic risks of investment in the Purchased Securities, including a complete loss of his, her, or its investments therein. The Company has provided such Purchaser with adequate access to financial and other information concerning the Company as requested and such Purchaser has had the opportunity to ask questions of and receive answers from the Company concerning the transactions contemplated by this Agreement and to obtain therefrom any additional information necessary to make an informed decision regarding an investment in the Company. Such Purchaser is acquiring the Purchased Securities solely for investment purposes, with no present intention of distributing or reselling any of the Purchased Securities or any interest therein. Such Purchaser is aware that the Purchased Securities will not be registered under the Securities Act, and that neither the Purchased Securities nor any interest therein may be sold, pledged, or otherwise transferred unless the Purchased Securities are registered under the Securities Act or qualify for an exemption under the Securities Act. Such Purchaser, if not an individual, represents that this Agreement has been duly authorized by all necessary corporate or partnership action on its part. This Agreement has been validly executed by such Purchaser and is such Purchaser's legal, valid, and binding obligation, enforceable against such Purchaser in accordance with its terms.

         4.       INTENTIONALLY OMITTED

         5.       COVENANTS.

         The Company covenants that for so long as any Purchased Securities are outstanding, the Company will comply and cause each of its Subsidiaries, if any, to comply with each of the following covenants. Except as required by applicable law, each Purchaser and each person representing or acting on behalf of such Purchaser will hold in confidence all confidential information of the Company provided or made available to such Purchaser or such person pursuant to this
Section 5 until such time as such information has been publicly disclosed other than as a consequence of any breach by such Purchaser or such person of its confidentiality obligations hereunder.

         Notwithstanding anything contained herein to the contrary, each holder of shares of Series D Preferred Stock who is a Bain Affiliate (including persons identified to the Company by Bain) shall NOT be entitled to the rights and benefits of this Section 5 UNLESS the

Bain Affiliates (including persons identified to the Company by Bain) have purchased in the aggregate not less than 468,750 shares of Series D Preferred Stock and PROVIDED FURTHER that, to the extent that the Company is required to deliver or furnish documents or give notice under this Section 5 to any Bain Affiliate (including persons identified to the Company by Bain) as a holder of Series D Preferred Stock, the Company shall be deemed to have fulfilled its obligations hereunder by delivering or furnishing such documents or giving such notice to the board member of the Company, if any, designated by such Bain Affiliates pursuant to Section 1(b) of the Stockholders Agreement, or in the absence of such designated board member, to any other person designated in writing to the Company as the representative of all Bain Affiliates for the purpose of receiving documents and notice under this Section 5.

         In addition, to the extent that the Company is required to deliver or furnish documents or give notice under this Section 5 to any Tudor Entity as a holder of Series D Preferred Stock, the Company shall be deemed to have fulfilled its obligations hereunder by delivering or furnishing such documents or giving such notice to the board member of the Company, if any, designated by Tudor pursuant to Section 1(b) of the Stockholders' Agreement, or in the absence of such designated board member, to any other person designated in writing to the Company as the representative of all Tudor Entities for the purpose of receiving documents or notice under this Section 5.

         5.1. BUDGETS. The Company will deliver to each holder of shares of Series D Preferred Stock, in each case as soon as practical after preparation thereof, but in no event later than thirty (30) days prior to the beginning of each fiscal year, preliminary, and in no event later than thirty (30) days after the beginning of each fiscal year, final, pro forma financial projections and budgets (which will contain projected balance sheets and statements of income, retained earnings, and cash flows (including capital expenditures)) for the Company for the three successive fiscal years beginning with such fiscal year, including month-by-month projections and budgets for at least the next fiscal year.

         5.2. INVESTMENTS. The Company will not have outstanding, or acquire or commit itself to acquire or hold, any investment except (a) investments in marketable direct obligations issued or guaranteed by the United States of America that mature within one year from the date of acquisition thereof or which are subject to a repurchase agreement, exercisable within ninety (90) days from the date of acquisition of such agreement, with any commercial bank or trust company incorporated under the laws of the United States of America or any State thereof or the District of Columbia, (b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at the date of acquisition thereof, the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation, (c) investments in bankers' acceptances eligible for rediscount under Federal Reserve Board requirements accepted by any commercial bank or trust company referred to in clause (a) hereof, (d) investments in deposits or certificates of deposit maturing within one year from the date of acquisition thereof issued by any commercial bank or trust company referred to in clause (a) hereof and having capital and surplus of at least $500,000,000, (e) investments in certificates of deposit issued by banks organized under the laws of any other jurisdiction, each having combined capital and surplus of not less than $500,000,000, and (f) investments by the Company in any Subsidiary made with the prior approval of the Board of Directors.

         5.3. ANNUAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year, commencing with the fiscal year ending on December 31, 1998, the Company will deliver to each holder of at least 10% of the outstanding shares of Series D Preferred Stock, a balance sheet and statements of income, retained earnings, and cash flows, audited by an independent public accounting firm selected by the Company and reasonably acceptable to the Purchasers, showing the financial condition of the Company as of the close of such fiscal year and the results of its operations during such fiscal year. Each of the financial statements delivered hereunder will be certified by such accounting firm without material qualification (except any qualifications as the Purchasers, in their discretion, may approve in writing) to have been prepared in accordance with GAAP consistently applied (except for changes in the application of such principles that have been approved by the Company's Board of Directors, including the affirmative vote or consent of at least one director elected by the separate class vote of the holders of shares of Series D Preferred Stock).

         5.4.     QUARTERLY AND MONTHLY STATEMENTS.

         (a) As soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending September 30, 1998 the Company will deliver to each holder of at least 10% of the outstanding shares of Series D Preferred Stock an unaudited balance sheet and statements of income, retained earnings, and cash flows of the Company as of the end of and for such fiscal quarter, certified by the chief financial officer of the Company to be true and correct and to have been prepared in accordance with GAAP consistently applied (except for changes in the application of such principles that have been approved by the Company's Board of Directors, including the affirmative vote or consent of at least one director elected by the separate class vote of the holders of shares of Series D Preferred Stock), subject to the absence of footnotes and to adjustments consisting of normal year-end accruals, the effect of which, both individually and in the aggregate, is not material.

         (b) As soon as available and in any event within thirty (30) days after the end of each month, commencing with the month ending July 31, 1998, the Company will deliver to each holder of at least 10% of the outstanding shares of Series D Preferred Stock, unaudited balance sheets and statements of income and cash flows of the Company as of the end of each such month, as well as summary information as to backlog and bookings as of such month-end, certified by the treasurer or chief financial officer of the Company to be true and correct and to have been prepared in accordance with GAAP consistently applied (except for changes in the application of such principles that have been approved by the Company's Board of Directors, including the affirmative vote or consent of at least one director elected by the separate class vote of the holders of shares of Series D Preferred Stock), subject to the absence of footnotes and to adjustments consisting of normal year-end accruals, the effect of which, both individually and in the aggregate, is not material.

         5.5 OFFICERS' CERTIFICATES. Together with delivery of financial statements of the Company pursuant to Sections 5.3 and 5.4 above, the Company will deliver to each holder of shares of Series D Preferred Stock a certificate of the chief financial officer or Treasurer of the Company (a) stating that such statements have been prepared in accordance with GAAP consistently applied (except for changes in the application of such principles that have been approved by the Company's Board of Directors, including the affirmative vote or consent of at least one director elected by the separate class vote of the holders of shares of Series D Preferred Stock) and present fairly the financial position of the Company as of the dates specified and the results of its operations and cash flows with respect to the periods specified (in the case of interim financial statements, subject to the absence of footnotes and to adjustments consisting of normal year-end accruals, the effect of which, both individually and in the aggregate, is not material).

         5.6. OTHER FINANCIAL INFORMATION. The Company will further deliver to each holder of shares of Series D Preferred Stock, as soon as practical after preparation thereof but in no event (in the case of clause (a) below) later than ten (10) days prior to the beginning of the fiscal period to which such financial forecast relates, complete and correct copies of (a) all quarterly (if any) or annual budgetary analyses or forecasts of the Company not referred to in
Section 5.2 hereof and which are distributed or presented to members of the Board of Directors of the Company, in the form customarily prepared by management for its own internal use or the use of the Board of Directors of the Company and (b) all other financial and other reports prepared for or distributed or presented to the Board of Directors (and not otherwise required to be delivered under any provision of this Section 5).

         5.7. OTHER INFORMATION; INSPECTION RIGHTS. From time to time upon the request of any holder of shares of Series D Preferred Stock, the Company will furnish to such holder such information regarding the business, affairs, finances, and prospects of the Company as is prepared by the Company in the ordinary course of business or as can be readily prepared from materials prepared by the Company in the ordinary course of business, and will make available to such holder such officers, directors, key employees, and accountants of the Company, as such holder may reasonably request. Each holder of shares of Series D Preferred Stock will have the right during normal business hours to examine the books and records of the Company, to make copies, notes, and abstracts therefrom, to discuss the Company's affairs with the officers, directors, key employees, and accountants of the Company, and to make or cause an independent examination and/or audit (at such holder's expense) of the books and records of the Company.

         5.8. RIGHTS TO ATTEND MEETINGS, ETC. The Company will call and hold a meeting of its Board of Directors at least once each fiscal quarter, and will reimburse the expenses of each director incurred in connection with such director's attendance at each meeting of the Company's Board of Directors or any committee thereof. At any time during which a representative of the Purchasers is not a member of the Board of Directors of the Company, the Company will give the Purchasers at least five business days' prior written notice of the time, place, and subject matter of each quarterly meeting, at least two business days' prior written notice of any other proposed meeting, and reasonable prior notice of any action by written consent of the Board of Directors of the Company, such notice in all cases to include true and complete copies of all documents furnished to any director in connection with such meeting or consent. One officer or authorized representative of the Tudor Entities and one officer or authorized representative of Bain Affiliates (including persons introduced by Bain) will be entitled to attend as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein on a non-voting basis.

         5.9. NOTICES OF LITIGATION, ETC. The Company will promptly give notice to each holder of shares of Series D Preferred Stock of any litigation or any administrative proceeding to which the Company may hereafter become a party, excepting only those in which the only relief sought is money damages in an amount not exceeding $20,000 in any one instance, or $50,000 in the aggregate with respect to all such litigation or proceedings. The Company will promptly furnish to each holder of shares of Series D Preferred Stock copies of all correspondence, notices, pleadings, reports, and other documents in connection with any litigation or proceeding in which it is currently involved or of which it is required to give notice hereunder or that may be received from any governmental agency or other person asserting a claim or potential claim against the Company. Promptly after the receipt thereof, the Company will provide to each holder of shares of Series D Preferred Stock copies of any reports (including management letters and reports and letters with respect to the adequacy of the Company's internal accounting controls) submitted by independent accountants with respect to the Company.

         5.10. RECORDS AND ACCOUNTS. The Company will keep true and accurate records and books of account in which full, true, and correct entries will be made so as to permit the preparation of financial statements in accordance with GAAP and maintain adequate accounts and reserves in accordance with good accounting practice for all taxes (including income taxes), all depreciation, depletion, obsolescence, and amortization of its properties, all contingencies, and all other reserves.

         5.11. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Company will preserve and keep in full force and effect its corporate existence, rights, and franchises. The Company will not engage in any business other than as presently conducted by it and businesses reasonably ancillary thereto and will not take any course of action which would result in a substantial change in the nature or character of its business as it is presently conducted, except with the prior approval of the Board of Directors of the Company. The Company will maintain all of its properties used or useful in the conduct of its business in good condition, repair, and working order and cause to be made all necessary repairs, renewals, replacements, betterments, and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 5.11 will prevent the Company from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and does not in the aggregate materially adversely affect the business of the Company.

         5.12. INSURANCE. The Company will maintain key-man life insurance on the lives of Mahendrahjeet Singh and Joseph Chung referred to in Section 1.5(e)(6) of this

Agreement for so long as Mr. Singh and Mr. Chung, each respectively, continues to be employed by the Company and will maintain with financially sound and reputable insurance companies, funds, or underwriters such other insurance of the kinds, covering the risks (including without limitation directors' and officers' liability) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company (such insurance coverage at all times to be at least as protective as the insurance currently carried by the Company and described in Section 2.21 of the Disclosure Schedule). The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy.

         5.13. TAXES. The Company will pay and discharge, or cause to be paid and discharged, before they become delinquent, all taxes, assessments, and other governmental charges imposed upon the Company or any of the properties, sales, or activities of the Company, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which, if unpaid might by law give rise to a Lien upon any of its properties; PROVIDED, HOWEVER, that any such tax, assessment, charge, levy, or claim need not be paid if the validity or amount thereof is currently being contested in good faith by appropriate proceedings and if the Company has set aside on its books adequate reserves with respect thereto.

         5.14. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Company will comply in all material respects with (a) its charter documents and by-laws, (b) all judgments, decrees, orders, statutes, rules, and regulations binding on or applicable to the Company or its business or properties, and (c) any agreement or instrument to which it is a party or by which it or any of its properties are subject (including, without limitation, the Ancillary Agreements). If at any time any authorization, consent, approval, permit, or license from any officer, agency, or instrumentality of any government becomes necessary or required in order that the Company may fulfill any of its obligations hereunder, the Company will promptly take or cause to be taken all necessary steps within its power to obtain such authorization, consent, approval, permit, or license and will promptly furnish each Purchaser with evidence thereof.

         5.15. EMPLOYEE BENEFIT PLANS. The Company will take all actions necessary to maintain, fund, and administer its Employee Benefit Plans in material compliance with applicable federal, state, and local law.

         5.16. COMPENSATION OF OFFICERS AND SENIOR MANAGEMENT. The compensation of all officers and senior management of the Company will be as determined from time to time by the Compensation Committee of the Board of Directors, which will include the directors elected by the separate class vote of the holders of shares of Series D Preferred Stock (PROVIDED, that any bonus or bonus plan will be subject to approval by the Board of Directors).

         5.17. CHIEF OPERATING OFFICER. The Company shall (a) within fourteen
(14) days after the Closing Date retain a national search firm (such firm to be reasonably acceptable to the board member designated by the Tudor Entities) for the purpose of searching for and hiring a Chief Executive Officer or a Chief Operating Officer for the Company and (b) within twelve (12) months after the Closing Date employ a Chief Operating Officer with the intent to promote such Chief Operating Officer to Chief Executive Officer, or a Chief Executive Officer, who shall not be affiliated with the Company prior to such employment.

         5.18. RESTRICTIVE AGREEMENTS. The Company will not enter into, become a party to, become subject to or authorize any agreement or instrument which would restrict, prohibit or interfere with the Company's performance of its obligations under the terms of the Company's charter documents, By-Laws, or this Agreement or any Ancillary Agreement.

         5.19. RESERVATION OF SHARES. The Company has and will continue at all times to reserve, solely for the purpose of issuance upon conversion of shares of Series D Preferred Stock and exercise of the Warrants, a number of shares of Common Stock sufficient to cover the conversion of all such shares of Series D Preferred Stock and the exercise of all such Warrants.

         5.20. KEY-MAN LIFE INSURANCE. The Company shall use its best efforts to obtain, within 30 days after the Closing, key-man life insurance with respect to the lives of Mahendrahjeet Singh and Joseph Chung, each having a death benefit of at least $2,000,000 payable to the Company and providing that such insurance may not be canceled without at least thirty (30) days' prior written notice to the Purchasers delivered in accordance with Section 10.2 of this Agreement.

         5.21. DIRECTORS & OFFICERS INSURANCE. The Company shall use its best efforts to obtain, with a reputable insurance company and within thirty (30) days after the Closing, directors and officers insurance, having coverage of at least $2,000,000 in the aggregate and $2,000,000 per claim and providing that such insurance may not be canceled without at least thirty (30) days prior written notice to each member of the Company's Board of Directors. If the Company fails to obtain such directors and officers insurance within thirty (30) days after the Closing, then any of the Purchasers shall have the right to purchase such directors and officers insurance on behalf of the Company and shall be reimbursed by the Company, on demand, for all costs arising out of obtaining such directors and officers insurance plus interest at the lowest applicable federal rate established by the Internal Revenue Services (for short-term loans) from the date of such demand until all costs (and interest thereon) have been paid in full.

         6. REGISTRATION AND TRANSFER OF SECURITIES.

         6.1. TRANSFER AND EXCHANGE OF CAPITAL STOCK. The Company will maintain at its principal executive office a register in which will be entered the names and addresses of the holders of the capital stock and the particulars (including without limitation the class thereof) of the respective capital stock held by them and of all transfers of shares of capital stock or conversions of shares of capital stock from one class to another. Upon surrender at such office of any certificate representing shares of capital stock for registration of conversion, exchange, or (subject to compliance with the applicable provisions of this Agreement, including without limitation the conditions set forth in Section 7.2 hereof) transfer, the Company will issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for shares of such capital stock and registered as such holder may request. Any certificate representing shares of capital stock surrendered for registration of transfer will be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing. The Company will pay shipping and insurance charges, from and to each holder's principal office, upon any transfer, exchange, or conversion provided for in this Section 6.1.

         6.2. REPLACEMENT OF PURCHASED SECURITIES. In the case of any loss, theft, destruction, or mutilation of the certificate representing any Purchased Security, upon receipt of evidence thereof reasonably satisfactory to the Company, and (i) in the case of any such loss, theft, or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine, or (ii) in the case of any such mutilation, upon the surrender to the Company at its principal office of such mutilated certificate for cancellation, the Company will execute and deliver, in lieu thereof, new certificates of like tenor. Any old stock certificate in lieu of which any such new stock certificate has been so executed and delivered by the Company will not be deemed to be outstanding for any purpose of this Agreement or otherwise.

         6.3. RELIANCE ON REGISTER. The Company may rely for all purposes hereunder on record ownership as shown on the register described in this Section 6 (except to the extent that such register fails to reflect a transfer of which the Company received due notice in accordance with Section 7.2 of this Agreement).

         7. RESTRICTIONS ON TRANSFER.

         7.1. GENERAL RESTRICTION. Subject to Section 10.6, the Purchased Securities and all securities issued in exchange therefor or upon conversion or exercise thereof (for purposes of this Section 7, the "RESTRICTED SECURITIES"), will be transferable only upon the satisfaction of the conditions set forth in this Section 7. Any transfer or purported transfer in violation of this Section 7 will be void.

         7.2. NOTICE OF TRANSFER. Subject to Section 10.6, prior to any transfer of any Restricted Securities, the holder thereof will give written notice to the Company describing in reasonable detail the manner and terms of the proposed transfer and the identity of the proposed transferee, accompanied by the written agreement of the proposed transferee to be bound by all of the provisions hereof applicable to holders of such Restricted Securities hereunder or thereunder.

         7.3. RESTRICTIVE LEGENDS. For so long as the Purchased Securities remain subject to the restrictions on transfer set forth in this Section 7, the certificates representing such Purchased Securities will bear restrictive legends in substantially the following forms:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and may be transferred only pursuant to an effective registration statement under the Securities Act or in accordance with an applicable exemption from the registration requirements of the Securities Act."

         "The securities represented by this certificate are subject to certain restrictions on transfer set forth in a Series D Senior Participating Convertible Redeemable Preferred Stock Purchase Agreement, dated as of August 18, 1998, by and among the issuer of such securities and the registered holder of this certificate (or such holder's predecessor-in-interest) and certain others. A copy of such agreement is on file and may be inspected by the registered holder of this certificate at the principal executive office of the issuer."

         7.4. TERMINATION OF RESTRICTIONS. The restrictions imposed by this
Section 7 upon the transferability of Restricted Securities will terminate as to any particular Restricted Securities when such Restricted Securities have been sold pursuant to an effective registration statement under the Securities Act, or pursuant to Rule 144 under the Securities Act or any other exemption from the registration requirements of the Securities Act pursuant to which the transferee receives securities that are not "restricted securities" within the meaning of that term as defined in Rule 144(a)(3). Whenever any of such restrictions terminates as to any Restricted Securities, the holder thereof will be entitled to receive from the Company, at the Company's expense, new certificates representing such Purchased Securities, without restrictive legends.

         8. EXPENSES; INDEMNIFICATION. Whether or not the transactions contemplated by this Agreement are consummated (and whatever the reason or cause for any such failure to consummate except for an affirmative termination by the Purchasers or the failure of the Purchasers to negotiate in good faith), the Company hereby agrees to pay on demand (a) all reasonable out-of-pocket and due diligence expenses incurred by the Purchasers (i) in connection with the transactions contemplated by this Agreement (including without limitation the reasonable fees (not to exceed $50,000) and charges for disbursements of Bingham Dana LLP, special counsel to the Purchasers and (b) the reasonable travel and out-of-pocket expenses of the representatives of the Purchasers in connection with the negotiation on of this Agreement and (ii) in connection with any amendments or waivers (whether or not the same become effective) hereof from time to time. In addition, the Company hereby agrees to pay on demand all reasonable out-of-pocket expenses (including without limitation the reasonable fees and charges for disbursements of one counsel to the Purchasers) incurred by the Purchasers or any holder of any of the Purchased Securities issued hereunder in connection with the enforcement of any rights hereunder, or with respect to any of the Purchased Securities, including without limitation, (a) the cost and expenses of preparing and duplicating this Agreement and the Purchased Securities; (b) the cost of delivering to each Purchaser's principal office, insured to such Purchaser's satisfaction, the Purchased Securities sold to such Purchaser hereunder and any Purchased Securities delivered to such Purchaser in exchange therefor or upon any conversion, exercise, exchange, or substitution thereof; and (c) all taxes (other than taxes determined with respect to the income of a Purchaser), including any recording fees and filing fees and documentary stamp and similar taxes at any time payable in respect of this Agreement or the issuance of any of the Purchased Securities.

         (b) All covenants, agreements, representations, and warranties made herein or in the Ancillary Agreements or any other document referred to herein or delivered to the Purchasers pursuant hereto will be deemed to have been relied on by the Purchasers, notwithstanding any investigation made by or on behalf of the Purchasers, and will survive the Closing. The Company will indemnify, defend, and hold harmless each Purchaser, and each of such Purchaser's partners, stockholders, officers, directors, employees, agents, and representatives (the "INDEMNIFIED PARTIES"), from and against any and all Damages incurred by any of them in any capacity and resulting from or relating to the breach by the Company of any of its representations, warranties, covenants, or agreements contained in this Agreement or in the Ancillary Agreements or any other document referred to herein or delivered to the Purchasers pursuant hereto.

         (c) The obligations of the Company under this Section 8 will survive transfer of the Purchased Securities and the termination of this Agreement.

         (d) In the event that the basis for a claim for indemnification is an action, suit or proceeding brought by a third party and such claim is one for which indemnification may be sought, an Indemnified Party shall give reasonable written notice to the Company of such action suit or proceeding, PROVIDED that failure of the Indemnified Parties to give such notice shall not relieve the Company of its obligations under this Section 8 except to the extent, if at all, that the Company shall have been prejudiced thereby. Within twenty (20) days after delivery of such notification, the Company may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Party, PROVIDED, that the Company acknowledges in writing to the Indemnified Party that all damages, fines, costs, fees or other liabilities that may be or are assessed against the Indemnified Party in connection with such action, suit or proceeding constitute damages for which the Indemnified Party shall be indemnified by the Company. If the Company does not so assume control of such defense, the Indemnified Party shall control such defense. If the Company does assume control of such defense, the Indemnified Party may participate in such defense and the action, suit or proceeding at its own expense and with counsel of its own choosing and, at any point in time thereafter if the Indemnified Party concludes that the Company and such Indemnified Party have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall constitute "damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. Neither party shall agree to any settlement of such action, suit or proceeding without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; PROVIDED, that the Indemnified Party shall not be required to obtain the consent of the Company if the Company has not acknowledged in writing to the Indemnified Party that all damages, fines, costs or other liabilities that may be or are assessed against the Indemnified Party in connection with such action, suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified by the Company.

         9. DEFINITIONS.

         9.1. CERTAIN DEFINED TERMS. For all purposes of this Agreement the following terms will have the meanings set forth or cross-referenced in this
Section 9:

         "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person and includes without limitation, (a) any person who is an officer, director, or direct or indirect beneficial holder of at least 5% of the then outstanding capital stock of such person, and in the case of an Affiliate of the Company (other than the Purchasers) any of the Family Members of any such person, (b) any person of which such person and/or its Affiliates (as defined in clause (a) above), directly or indirectly, either beneficially own(s) at least 5% of the then outstanding equity securities or constitute(s) at least a 5% equity participant, (c) in the case of a person who is an individual, Family Members of such person, and (d) in the case of the Purchasers, any entities for which a Purchaser or any of its Affiliates serve as general partner and/or investment adviser or in a similar capacity, and all mutual funds or other pooled investment vehicles or entities under the control or management of such Purchaser or the general partner or investment adviser thereof, or any Affiliate of any of them, or any Affiliates of any of the foregoing.

         "Affiliated Group" has the meaning given to it in Section 1504 of the Code, and in addition includes any analogous combined, consolidated, or unitary group, as defined under any applicable state, local, or foreign income Tax law.

         "Ancillary Agreements" means the Certificate of Designation, the Stockholders' Agreement, the Registration Rights Agreement, the Warrants and any other agreement or document delivered or executed in connection with this Agreement.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate of Designation" means the Certificate of Designation of the Company setting forth the designations, numbers, relative rights, preferences, limitations and other terms of the Series D Preferred Stock.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, $0.01 par value per share, of the Company.

         "Damages" means all damages, losses, claims, demands, actions, causes of action, suits, litigations, arbitrations, liabilities, costs, and expenses, including without limitation court costs and the fees and expenses of counsel and experts.

         "Derivative Securities" means (i) all shares of stock and other securities that are convertible into or exchangeable for shares of Common Stock, and (ii) all options, warrants, and other rights to acquire shares of Common Stock or any class of stock or other security or securities convertible into or exchangeable for shares of Common Stock or any class of stock of other security.

         "Environmental Laws" means, collectively, the Resource Conservation and Recovery Act, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and any and all state or local statutes, regulations, ordinances, orders, and decrees relating to health, safety, or the environment, each, as the case may be, as amended.

         "EPA" means the United States Environmental Protection Agency.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Family Members" means, as applied to any individual, any parent, spouse, child, spouse of a child, brother or sister of the individual, and each trust created for the benefit of one or more of such persons and each custodian of a property of one or more such persons and the estate of any such persons.

         "GAAP" means generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, (ii) applied on a basis consistent with prior periods, and (iii) such that, insofar as the use of accounting principles is pertinent, a certified public accountant could deliver an unqualified opinion with respect to financial statements in which such principles have been properly applied.

         "Hazardous Substances" means, collectively, any hazardous waste, as defined by 42 U.S.C. ss. 6903(5), any hazardous substances as defined by 42 U.S.C. ss. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss. 9601(33), or any toxic substance, methane gas, oil, or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

         "Indebtedness" means (a) all indebtedness for borrowed money, whether current or long-term, or secured or unsecured, (b) all indebtedness for the deferred purchase price of property or services represented by a note or security agreement, (c) all indebtedness created or arising under any conditional sale or other title retention agreement (even though the rights and remedies of the seller or lender under such agreement in the event of default may be limited to repossession or sale of such property), (d) all indebtedness secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases that have been or must be, in accordance with GAAP, recorded as capital leases in respect of which it is liable as lessee, (f) any liability in respect of banker's acceptances or letters of credit, and (g) all indebtedness of any person that is directly or indirectly guaranteed by the Company or that it has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

         "Liens" means any and all liens, claims, mortgages, security interests, charges, encumbrances, and restrictions on transfer of any kind, except: (i) in the case of references to securities, any of the same arising under applicable securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration under such securities laws, (ii) real estate taxes not yet due and payable, and (iii) any lien in favor of any landlord for unpaid rent, additional rent, or other charges, which lien is created by statute or under any lease under which the Company or any of its Subsidiaries is lessee.

         "Material Adverse Effect" means, with reference to the Company, a material adverse effect on the condition (financial or otherwise), operations, business, assets, or prospects of the Company, or on its ability to consummate the transactions hereby contemplated.

         "Person" or "person" (regardless of whether capitalized) means any natural person, entity, or association, including without limitation any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture, or proprietorship.

         "Preferred Stock" means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

         "Qualified Public Offering" shall mean a public offering of shares of the Company's Common Stock pursuant to an effective registration statement on Form S-1, or successor form, of the Securities and Exchange Commission, pursuant to which the per share price to the public is not less than $8.00 (such amount to be subject to proportionate adjustment in the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event occurring after the date hereof) and the gross proceeds to the Company are not less than $20,000,000.

         "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement, dated as of the date hereof, among the Company, the Purchasers, and each of the other stockholders of the Company, in the form of the attached EXHIBIT E.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same are in effect at the relevant time of reference.

         "Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $0.01 per share, of the Company, the terms of which are set forth in the Certificate of Incorporation, as amended, of the Company.

         "Series B Preferred Stock" means the Series B Convertible Preferred Stock, $0.01 par value per share, of the Company, the terms of which are set forth in the Certificate of Incorporation, as amended, of the Company.

         "Series C Preferred Stock" means the Series C Convertible Preferred Stock, $0.01 par value per share, of the Company, the terms of which are set forth in the Certificate of Incorporation, as amended, of the Company.

         "Series D Preferred Stock" means the Series D Senior Participating Convertible Redeemable Preferred Stock, par value $0.01 per share, of the Company, the terms of which are set forth in the Certificate of Designation.

         "Stockholders' Agreement" means the Amended and Restated Stockholders' Agreement, dated as of the Closing Date, among the Company and certain of its stockholders, in the form of the attached EXHIBIT F.

         "Subsidiary" or "Subsidiaries" means, with respect to any person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which are at the time owned by such person or by a Subsidiary of such person, if the holders of the shares of such class or classes
(a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

         "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, severance, stamp, occupation, premium, windfall profit, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

         "Tax Return" means any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

         "Tudor Entity" or "Tudor Entities" means each of the following: Tudor Private Equity Fund, L.P., Tudor Arbitrage Partners, L.P., Tudor BVI Futures, Ltd., Raptor Global Fund, L.P. and Raptor Global Fund Ltd., their respective Affiliates, and any mutual funds or other pooled investment vehicles or entities of which any of the foregoing entities are Affiliates, or of which any Affiliate or Affiliated Group of Tudor Investment Corporation and/or Tudor Global Trading, Inc. acts as general partner or investment advisor.

         9.2. TERMS DEFINED ELSEWHERE. The following terms are defined herein in the sections identified below:

   TERM                             SECTION                    TERM                             SECTION
   ----                             -------                    ----                             -------
Agreement                           Preamble                Purchased Securities                1.1
Closing                             1.3                     Purchased Shares                    1.1
Closing Date                        1.3                     Purchaser(s)                        Preamble
Company                             Preamble                Restricted Securities               7.1
Employee Benefit Plan               2.18(a)                 Vesting Warrants                    1.1
Most Recent Balance Sheet           2.8(a)                  Vesting Warrant Shares              1.1
Non-Vesting Warrants                1.1                     Warrants                            1.1
Non-Vesting Warrant Shares          1.1                     Warrant Shares                      1.1
Proprietary Information             2.20


         10.      MISCELLANEOUS PROVISIONS.

         10.1. AMENDMENTS, CONSENTS, WAIVERS, SPECIAL PROVISIONS RELATING TO TUDOR AND BAIN, ETC.

         (a) This Agreement or any provision hereof may be amended or terminated by the agreement of the Company and a majority of the holders of outstanding shares of Series D Preferred Stock, and the observance of any provision of this Agreement that is for the benefit of the Purchasers may be waived (either generally or in a particular instance, and either retroactively or prospectively), and any consent, approval, or other action to be given or taken by the Purchasers pursuant to this Agreement may be given or taken by the consent of a majority of the holders of outstanding shares of Series D Preferred Stock; PROVIDED, HOWEVER, that any Purchaser may in writing waive, as to itself only, the benefits of any provision of this Agreement.

         (b) No course of dealing between the Company and any of the Purchasers will operate as a waiver of any of the Company's or any Purchaser's rights under this Agreement. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any person in exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

         (c) The board member of the Company designated by any Tudor Entity or Tudor Entities may, in all instances and with respect to all matters, exercise or waive the rights of any Tudor Entity as a holder of shares of Series D Preferred Stock. The board member of the Company designated by Bain Affiliates pursuant to Section 1(b) of the Stockholders Agreement, if any, may, in all instances and with respect to all matters, exercise or waive the rights of any Bain Affiliate as a holder of shares of Series D Preferred Stock.

         (d) For purposes of determining whether, for any provision hereof, the number of shares of Common Stock or Purchased Securities held by a Tudor Entity is sufficient to meet a required threshold, such Tudor Entity shall be deemed to hold the number of Purchased Securities or shares of Common Stock issued or issuable upon conversion or exchange, directly or indirectly, of the Purchased Securities, as the case may be, held by such Tudor Entity and all other Tudor Entities and all of their respective Affiliates.

         10.2. NOTICES. All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees overnight delivery (effective the next business day) or (iv) dispatched by telecopier (if the telecopy is in complete, readable form, effective upon dispatch), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 10.2):

         (a)      If to the Company:

                  Art Technology Group Inc.
                  101 Huntington Avenue, Floor 22
                  Boston, MA 02199
                  Attention:  Mr. Jeet Singh
                  Telecopier No.  617-859-1211

                  with copies sent at the same time and by the same means to:

                  Hale & Dorr LLP
                  60 State Street
                  Boston, MA 02109
                  Attention:  David A. Westenberg, Esq.
                  Telecopier No.  617-526-5000

         (b) If to any Purchaser, to the address of such Purchaser set forth in the register referred to in Section 6.1 of this Agreement,

                  with a copy sent at the same time and by the same means to:

                  Bingham Dana LLP
                  150 Federal Street
                  Boston, Massachusetts  02110
                  Attention: Victor J. Paci, Esq.
                  Telecopier No. (617) 951-8736

         10.3. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same instrument. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

         10.4. CAPTIONS. The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

         10.5. BINDING EFFECT AND BENEFITS. This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the Purchasers' benefit will inure to the benefit of all permitted transferees of Purchased Securities, and the applicable provisions of this Agreement that bind the Purchasers will bind all transferees of Purchased Securities. Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective successors and permitted assigns.

         10.6. ASSIGNMENT. This Agreement and the rights and obligations hereunder may not be assigned by the Company without the written consent of a majority of the holders of outstanding shares Series D Preferred Stock. Notwithstanding the provisions set forth in Section 7, this Agreement and the rights and obligations hereunder and the Purchased Securities may be transferred by each of the Purchasers in its sole discretion at any time, in whole or in part, including without limitation transfers to Affiliates or Affiliated Groups, without the consent of any other party hereto.

         10.7. CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party.

         10.8. FURTHER ASSURANCES. From time to time on and after the Closing Date, the Company will promptly execute and deliver all such further instruments and assurances, and will promptly take all such further actions, as the Purchasers or any of them may reasonably request in order more effectively to effect or confirm the transactions contemplated by this Agreement and/or any of the Ancillary Agreements and to carry out the purposes hereof and thereof.

         10.9. SEVERABILITY. No invalidity or unenforceability of any section of this Agreement or any portion thereof will affect the validity or enforceability of any other section or the remainder of such section.

         10.10. EQUITABLE RELIEF. Each of the parties acknowledges that any breach by such party of his, her, or its obligations under this Agreement would cause substantial and irreparable damage to one or more of the other parties and that money damages would be an inadequate remedy therefor. Accordingly, each party agrees that the other parties or any of them will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

         10.11. ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the Ancillary Agreements, contains the entire understanding and agreement among the parties, or between or among any of them, and supersedes any prior understandings or agreements between or among any of them, with respect to the subject matter hereof. Notwithstanding the foregoing or any other provision of this Agreement or the Ancillary Agreements, nothing herein or therein will be deemed to terminate or supersede any other agreements.

         10.12 PUBLICITY. The Purchasers or any of them will have the right to publicize their investment in the Company as contemplated hereby by means of a "tombstone" advertisement or other customary advertisement in newspapers and other media.

         10.13. GOVERNING LAW. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the Commonwealth of Massachusetts, as applied to agreements under seal made, and entirely to be performed, within Massachusetts.


              [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the Company and each of the Purchasers have executed this Agreement as an agreement under seal on and as of the date first above written.


COMPANY:                            ART TECHNOLOGY GROUP, INC.



                                    By         /s/  MAHENDRAJEET SINGH
                                      ------------------------------------------
                                    Name:
                                    Title:     President/CEO


FOUNDERS:
                                    /s/ MAHENDRAJEET SINGH
                                    --------------------------------------------
                                    Mahendrahjeet Singh



                                    /s/ JOSEPH CHUNG
                                    --------------------------------------------
                                    Joseph Chung


PURCHASERS:                         TUDOR PRIVATE EQUITY FUND, L.P.



                                    By    /s/ ROBERT P. FORLENZA
                                       -----------------------------------------
                                    Name: Robert P. Forlenza
                                    Title: Managing Director
                                           Tudor Global Trading LLC as General
                                           Partner
                                    RAPTOR GLOBAL FUND, L.P.



                                    By    /s/ ROBERT P. FORLENZA
                                       -----------------------------------------
                                    Name: Robert P. Forlenza
                                    Title: Managing Director
                                           Tudor Investment Corporation as
                                           General Partner

                            RAPTOR GLOBAL FUND, LTD.



                            By    /s/ ROBERT P. FORLENZA
                               -----------------------------------------
                            Name: Robert P. Forlenza
                            Title: Managing Director
                                   Tudor Investment Corporation as Investment
                                   Advisor

                               DISCLOSURE SCHEDULE


2.5      Capitalization

2.5(a) See Stockholder Lists attached hereto. The number of Common Stock equivalents corresponding to the share amount for each Derivative Security reflects all adjustments to date of the rate at which such Derivative Security is convertible into or exercisable for Common Stock. No such adjustment will be made in connection with any issuance of the purchased shares or the warrants.

2.5(b)

A. The Company has reserved a total of 2,674,512 shares of Common Stock for issuance pursuant to the Company's 1996 Stock Option Plan (the "Plan"), as amended to date. Options to purchase 1,664,133 shares of Common Stock are outstanding under the Plan.

B. Immediately prior to the Closing, Softbank Ventures Inc. ("Softbank") holds a Performance Warrant to purchase of up to 425,592 shares of Series B Convertible Preferred Stock at an exercise price of $7.05. Under this warrant as issued, the actual number of shares issuable on exercise of this warrant is generally based on the volume of Softbank's business with the Company (if any) at the time of exercise as a proportion of the Company's other business. As issued, this warrant is exercisable until February 28, 1999 or the closing of an initial public offering of the Company's Common Stock, whichever occurs first. At the Closing, this warrant is expected to be exchanged for and superseded by an Amended and Restated Warrant dated as of the date hereof, which will be exercisable in full upon issuance for 425,532 shares of Series B Convertible Preferred Stock at an exercise price of $.1385 per share and will expire upon the earlier of five years from the date of grant, the closing of an initial public offering of the Company's Common Stock or the closing of a merger, liquidation, sale of all or substantially all of the Company's assets or other similar event.

C. The Conversion Price of the Company's Series B Convertible Preferred Stock has been reduced in connection with issuances of shares of Series C Preferred Stock, increasing the number of shares of Common Stock that would otherwise be issuable upon conversion of the Series B Convertible Preferred Stock. The Conversion Price of the Company's Series C Convertible Preferred Stock was reduced on April 1, 1998 in accordance with the terms of the Series C Convertible Preferred Stock, increasing the number of shares of Common Stock that would otherwise be issuable upon conversion of such Series C Convertible Preferred Stock. See
         Section 2.5(a) of this Disclosure Schedule.

D. The Company has an oral agreement with Mr. Thomas Matlack (the "Matlack Agreement"), a shareholder and director of the Company, pursuant to which Mr. Matlack is providing strategic and financial consulting services to the Company for a one-year period ending November 12, 1998 in consideration for the grant of an option to purchase 130,000 shares of Common Stock at an exercise price of $.75 per share, to be exercisable in full on November 12, 1998. In addition, the Company has agreed to use its best efforts to ensure that Mr. Matlack continues to be elected to the Board of Directors of the Company until an initial public offering of the Company or his death or resignation. This agreement terminates on November 12, 1998.

E. [The Company has agreed that, if the Company enters into an exclusive arrangement with an investment bank or investment advisor, the Company will ensure that such arrangement does not preclude the Company's existing shareholders of Series C Stock from making additional equity investments in the Company as mutually agreed by such stockholders and the Company.]

F. The Company has granted a five-year warrant to Silicon Valley Bank ("SVB") in connection with the extension of credit by SVB to the Company (see below). Such warrant grants SVB the right to purchase up to 46,296 shares of Series C Preferred Stock of the Company at an exercise price of $1.62 per share. The Company has granted SVB certain rights with respect to the registration of the Common Stock issuable upon conversion of the shares subject to this warrant. Under certain circumstances, if the Company is acquired and the SVB warrant is not assumed by the acquirer, the Company may be required to repurchase the shares under the SVB warrant.

G. The Company has granted a five-year warrant to SVB in connection with the extension of credit by SVB to the Company (see below). Such warrant grants SVB the right to purchase up to 10,000 shares of Series C Preferred Stock of the Company at an exercise price of $.01 per share. The Company has granted SVB certain rights with respect to the registration of the Common Stock issuable upon conversion of the preferred stock subject to this warrant. Under certain circumstances, if the Company is acquired and the SVB warrant is not assumed by the acquiror, the Company may be required to repurchase the shares under the SVB warrant.

2.5(c)

A. Prior to the filing of the Amended and Restated Certificate of Incorporation, and thereafter, subject to the rights of holders of Series D Preferred Stock, the Company's Series B Convertible Preferred Stock may be redeemed for $7.05 per share plus accrued but unpaid dividends on each December 31 of 2001 (up to 25% of such shares), 2002 (up to 50% of such shares), 2003 (up to 75% of such shares) and 2004 (up to 100% of such shares).

B.       Agreements.

         1. Stock Purchase Agreement dated as of July 1995, among the Company, Madanjeet Singh and B.U. Chung.

         2. Stock Restriction Agreement dated as of December 31, 1991 between the Company and Mahendrajeet Singh.

         3. Stock Restriction Agreement dated as of December 31, 1991 between the Company and Joseph T. Chung.

         4. Series B Stock Purchase Agreement dated as of December 23, 1996, between the Company and Softbank Ventures, Inc.

         5. Stockholders' Agreement dated as of December 23, 1996 among the Company, Softbank Ventures, Inc. and the other parties named therein. This agreement is being superseded by the Stockholders Agreement dated as of the date hereof among the Company and the Stockholders (as defined therein).

         6. Series C Preferred Stock Purchase Agreement dated as of November 12, 1997 among the Company and the Purchaser (as defined therein).

         7. Series C Preferred Stock Purchase Agreement dated as of December 8, 1997 among the Company and the Purchaser (as defined therein).

         8. Amended and Restated Registration Rights agreement dated as of December 8, 1997, as amended, among the Company and the Purchaser (as defined therein). This agreement is being superseded by the Registration Rights Agreement dated as of the date hereof among the Company and the Holders (as defined therein).

         9. Series C Preferred Stock Purchase Agreement dated as of April 16, 1998 between the Company and Scott A. Jones.

2.9      Absence of Certain Changes

A. Paul Shorthose, a key employee of the Company, has announced that he will terminate his employment with the Company.

B. The Company entered into a Capital Lease Agreement with IBM for personal computer equipment totaling $43,491. The term of the agreement is 36 months with monthly principal and interest payments of $1,554. This computer equipment was placed in service during July 1998 with payments beginning August 1, 1998.

C. The Company intends to issue a Company-wide stock option grant to qualified individuals for prior service. This grant is estimated to total 179,656 shares and is expected to be voted on by the Board of Directors in August 1998.

D. The Company has delayed payments due to substantially all of its creditors, including employees, and is currently unable to meet its obligations as they become due. See the attached schedule of payables.

E.       The Company has continued to incur operating losses.

F. On June 26, 1998, Scott A. Jones, a stockholder and member of the Board of Directors, advanced the Company $300,000 for temporary working capital. This amount was subsequently repaid on July 8, 1998.

G. On July 2, 1998, the Company modified its existing credit facility with SVB to the aggregate amount of $2,450,000 comprised of a $700,000 term loan and a $1,750,000 revolving line of credit, each bearing interest at 1.0% and 1.5%, respectively, above SVB's prime lending rate. The term loan is payable in 36 monthly installments beginning January 1998, maturing June 29, 2001. All principal and interest on the line of credit are due on July 1, 1999. The Company has drawn $1,400,000 under the line of credit.

H. As of July 17, 1998, the Company was in default with respect to its credit facility with SVB. To date, the Company has received no notices, correspondence or other written materials regarding SVB's enforcement of its remedies for such default and is in discussions with SVB regarding SVB's forbearance on enforcement of its rights under the credit facility pending the Closing.

I. The Company is in the process of executing a Letter of Credit from SVB totaling $65,000 for the benefit of Diners Club International, for coverage in case of default on the Company's corporate credit card.

2.10     Property and Assets

2.10(a) All of the assets of the Company are subject to liens pursuant to a lending facility with SVB. Additional liens on certain of the Company's assets are in favor of Sanwa Leasing Corporation, AT&T Capital Leasing, IBM Credit Corporation, GE Capital and Apple Commercial Credit.

2.10(c)

A. The Company leases its principal offices at 101 Huntington Avenue, Boston, Massachusetts at $55,757 per month until September 30, 2000.

B. See Attachment I, setting forth a list of equipment leases to which the Company is a party (collectively, the "Equipment Leases").

2.11     Indebtedness

A. Immediately prior to the Closing, the Company has a credit facility with SVB totaling $2,450,000, under which $388,889 is outstanding under a term loan and $1,400,000 is outstanding under a line of credit. After the Closing, a term loan totaling $388,889 will continue to be outstanding.

B. After the Closing, the Company will continue to have capital lease obligations to Sanwa Leasing Corporation, AT&T Capital Leasing and IBM Credit Corporation, GE Capital, Apple Commercial Credit totaling $211,578. After the Closing, the Company intends to consolidate these existing lease obligations into one lease agreement on favorable terms to the Company and or pay-off the existing balances.

C. As of July 17, 1998, the Company was in default with respect to its credit facility with SVB. To date, the Company has received no notices, correspondence or other written materials regarding SVB's enforcement of its remedies for such default and is in discussions with SVB regarding SVB's forbearance on enforcement of its rights under the credit facility pending the Closing.

2.13     Tax Matters

A. The Company has been in arrears with respect to the payment of certain payroll taxes, as described under Section 2.23 of this Disclosure Schedule. The Company has reserved $50,000 against any penalties in connection with such arrearage. No notice of any such penalty has been received to date.

B. The Company has requested, and has been granted, an extension until September 15, 1998 to file its federal and Massachusetts corporate tax returns for the year ended December 31, 1997.

2.14     Litigation, etc.

A. The Company has been named as a defendant in a Statement of Small Claim. The plaintiff, Skyline Credit Ride, Inc. is seeking $1,183.50 plus $19 in court cost for services rendered in September 1997. The plaintiff has agreed to settle this claim for $1,000 payable on or before August 15, 1998.

B. In a letter to the Company dated February 6, 1998, Weblogic, Inc. ("Weblogic") alleged that the Company is in default under the terms of a license agreement with respect to certain code previously incorporated in certain of the Company's products. The Company believes that it is not in default under the license agreement and has communicated this to Weblogic. No further communication has been received from Weblogic to date. None of the code covered by the license from Weblogic is now incorporated in any of the Company's products.

2.16 Labor Relations. The Company is not currently in arrears with respect to the payment of payroll withholding taxes or employee payroll, although the Company has recently been delinquent in making such payments. See Section 2.23 of this Disclosure Schedule.

2.17     Material Contracts

A. The Company has entered a lease with Boston Properties, Inc. to lease 7,818 square feet of office space at 101 Huntington Street, Boston, Massachusetts at the rate of $40.00 per square foot commencing on August 1, 1998 and expiring on September 30, 2000.

B.       See agreements listed in Part B of Section 2.5(c) of this Disclosure
         Schedule.

C. The Company's standard forms of license agreement pursuant to which its products are distributed to resellers and end-users contain customary indemnification against third-party infringement claims.

D. The Company's Equipment Leases contain provisions indemnifying the lessor.

E.       The Matlack Agreement.

F. See Attachment II, setting forth a list of the Company's consulting agreements with third parties.

G. The Company has entered into confidentiality agreements with each of its employees, copies of which have been made available to the Purchasers and their counsel for review.

H. The Company is not a party to any noncompetition or assignment-of-invention agreements with any of its employees other than as contemplated in Section 1.5(e)(5)(ii) and (iii) of the Agreement.

2.18     Employee Benefits Plan

A. The Company is not currently in arrears with respect to the payment of 401(k) contributions, although the Company has recently been delinquent in making such remittance. Governmental authorities could impose penalties on the Company with respect to such past delinquencies. The Company was delinquent on four occasions with payments ranging from 29 days to 4 days late. This information was reported to the plan administrator on February 6, 1998 in conjunction with the preparation of Form 5500. The Company has reserved $25,000 against any penalties in connection with the late payments. No notice of any such penalty has been received to date. The trustee under the 401(k) Plan is Massachusetts Financial Services.

2.20     Proprietary Information

A.       See Attachment III, setting forth a list of Proprietary Information.

B. In the ordinary course of its business, the Company grants licenses to customers pursuant to a standard form of software license agreement. Also as part of the ordinary course of its business, the Company negotiates various types of licenses to clients for the use, modification, resale or other rights with respect to the Company's software products or technologies. These licenses are negotiated on a case-by-case basis, and may include provisions for the joint ownership of intellectual property, exclusive or non-exclusive permanent licenses or licenses to source code.

C. Sybase, Inc. may be using a trademark similar or identical to the Company's DYNAMO trademark. The Company has not pursued formal legal action with respect to such use.

D.       See disclosure in Section 2.14 of this Disclosure Schedule regarding
         Weblogic.

E. On June 23, 1998, a current employee of the Company, formerly employed by BroadVision Inc., received a letter from counsel for BroadVision requesting confirmation that he is acting in compliance and will remain in compliance with his obligations of confidentiality to BroadVision. On July 24, 1998, the employee delivered such confirmation to BroadVision.

F. On July 21, 1998, the Company received a letter from counsel for Brightware, Inc., claiming that the Company's use of the term ART in the Company's business infringed on Brightware's trademark rights and demanding that the Company cease use of that term in its business. The Company is currently considering its response to Brightware.

2.21 Insurance. See Attachment IV, setting forth information with respect to insurance policies.

2.23     Employees

A. The Company is not currently in arrears with respect to the payment of payroll withholding taxes or employee payroll, although the Company was delinquent in making certain of such payments during the four-month period ended November 12, 1997. Governmental taxing authorities could impose penalties on the Company with respect to such past delinquencies. There can be no assurance that the Company will not, in the future, again become delinquent in the payment of payroll withholding taxes and/or employee payroll.

B. See Attachment V setting forth employment information regarding the Company's five most highly compensated employees.

W

                                    EXHIBIT A

                               PURCHASER SCHEDULE

----------------------------------------- ------------------ ---------------- ----------------- --------------------

                                                                NUMBER OF        NUMBER OF
                                              NUMBER OF        NON-VESTING        VESTING       AGGREGATE PURCHASE
               PURCHASER                   PURCHASED SHARES   WARRANT SHARES    WARRANT SHARES          PRICE
----------------------------------------- ------------------ ---------------- ----------------- --------------------
Tudor Private Equity Fund, L.P.                   1,328,125           27,961           810,834        $4,250,000.02
----------------------------------------- ------------------ ---------------- ----------------- --------------------
Raptor Global Fund, L.P.                             58,594            1,234            35,772          $187,500.82
----------------------------------------- ------------------ ---------------- ----------------- --------------------
Raptor Global Fund, Ltd.                            175,781            3,700           107,316          $562,499.22
----------------------------------------- ------------------ ---------------- ----------------- --------------------
                 TOTAL:                           1,562,500           32,895           953,922        $5,000,000.06
----------------------------------------- ------------------ ---------------- ----------------- --------------------

                                             Exhibit B to the Purchase Agreement



        THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE TRANSFERRED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.


No. C-___                                                Dated:  August __, 1998


                           ART TECHNOLOGY GROUP, INC.

                                  COMMON STOCK
                                PURCHASE WARRANT
                                  (NON-VESTING)


         THIS IS TO CERTIFY THAT, for value received, ____________________ (the "INITIAL WARRANT Holder"), and its registered successors and permitted assigns are entitled, subject to the terms and conditions set forth below, to purchase from ART TECHNOLOGY GROUP, INC., a Delaware corporation (the "CORPORATION"), at any time or from time to time on and after the date hereof and prior to 5:00 P.M., Boston, Massachusetts time, on the Expiration Date (as defined in Section 1 below), all or any portion of the Warrant Shares (as defined in Section 1), at a purchase price per share equal to the Exercise Price (as defined in Section 1 below). The number and character of the Warrant Shares and the Exercise Price are subject to adjustment as provided herein.

         This Common Stock Purchase Warrant (this "WARRANT") is one of the Common Stock Purchase Warrants evidencing the right to purchase shares of the Common Stock, issued by the Corporation to the Purchasers, as defined in and pursuant to the terms of that certain Series D Senior Participating Convertible Preferred Stock Purchase Agreement, dated as of the date hereof (the "SERIES D PURCHASE AGREEMENT").

         1. DEFINITIONS. As used in this Warrant, the following terms shall have the respective meanings set forth below or elsewhere in this Warrant as referred to below:

         "COMMON STOCK" shall mean shares of the Common Stock of the Corporation, $.01 par value per share.

         "CORPORATION" shall mean Art Technology Group, Inc. and/or any Person that shall succeed to, or assume the obligations hereunder of, Art Technology Group, Inc.

         "DERIVATIVE SECURITIES" shall mean (i) all shares of stock and other securities that are, directly or indirectly, convertible into or exchangeable for shares of Common Stock and (ii) all options, warrants and other rights to acquire, directly or indirectly, shares of Common Stock or securities, directly or indirectly, convertible into or exchangeable for shares of Common Stock.

         "EXERCISE DATE" shall have the meaning set forth in Section 2.2 hereof.

         "EXERCISE PRICE" shall mean the Initial Exercise Price, as adjusted from time to time pursuant to the terms of this Warrant.

         "EXPIRATION DATE" shall mean August __, 2008, unless terminated earlier pursuant to the terms hereof.

         "FAIR MARKET VALUE" shall mean (i) the last reported sale price per share of Stock on the Nasdaq-NMS or any national securities exchange in which such Stock is quoted or listed, as the case may be, on the date immediately preceding the Exercise Date or, if no such sale price is reported on such date, such price on the next preceding business day in which such price was reported, or (ii) if such Stock is not quoted or listed on the Nasdaq-NMS or any national securities exchange, the fair market value of a share of such Stock, as determined in good faith by the Board of Directors of the Corporation and based upon the fair market value of the Corporation as a whole, on a going concern basis, using customary and appropriate valuation methods and the most recent audited financial statements of the Corporation (unless the date of such audited financial statements is more than six (6) months old, in which case another audit shall be conducted at the expense of the Corporation and shall be used for such purpose) and NOT taking into account any discount for minority ownership or restrictions on transfer of the capital stock of the Corporation.

         "HOLDER" shall mean, as applicable, (i) the Initial Warrant Holder,
(ii) any successor of the Initial Warrant Holder, or (iii) any other holder of record of this Warrant or any portion thereof to whom this Warrant or any portion thereof shall have been transferred in accordance with the provisions of
Section 9 hereof.

         "INITIAL EXERCISE PRICE" shall mean an amount equal to $0.16 per share.

         "INITIAL WARRANT HOLDER" shall have the meaning set forth in the first paragraph of this Warrant.

         "INITIAL WARRANT SHARES" shall mean _________ shares of Common Stock.

         "ISSUE DATE" shall mean August __, 1998.

         "PERSON" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "PREFERRED STOCK" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and all other capital stock of the Corporation having a preference on dissolution or liquidation of the Corporation.

         "QUALIFIED PUBLIC OFFERING" shall mean a public offering of shares of Common Stock pursuant to an effective registration statement on Form S-1, or successor form, of the Securities and Exchange Commission, pursuant to which the per share price to the public is not less than $8.00 (such amount to be subject to proportionate adjustment in the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event occurring with respect to the Common Stock after the Issue
Date) and the gross proceeds to the Corporation are not less than $20,000,000.

         "REGISTRATION RIGHTS AGREEMENT" shall mean that certain Registration Rights Agreement, dated as of the date hereof, by and among the Corporation, Tudor Private Equity Fund, L.P., Raptor Global Fund Ltd., Raptor Global Fund L.P. and the other persons listed therein.

         "REGISTRABLE SECURITIES" shall have the meaning ascribed to it in the Registration Rights Agreement.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SERIES A PREFERRED STOCK" shall mean the Series A Convertible Preferred Stock of the Corporation, $0.01 par value per share.

         "SERIES B PREFERRED STOCK" shall mean the Series B Convertible Preferred Stock of the Corporation, $0.01 par value per share.

         "SERIES C PREFERRED STOCK" shall mean the Series C Convertible Preferred Stock of the Corporation, $0.01 par value per share.

         "SERIES D PREFERRED STOCK" shall mean Series D Senior Participating Convertible Redeemable Preferred Stock of the Corporation, $.01 par value per share.

         "STOCK" shall mean (i) Common Stock, (ii) capital stock of the Corporation (other than Common Stock) or of any other Person or any other securities of the Corporation or of any other Person that the Holder is entitled to receive, or receives, upon exercise of this Warrant, in lieu of or in addition to Common Stock, and/or
(iii) capital stock of the Corporation (other than Common Stock) or of any other Person or any other securities of the Corporation or of any other Person that may be issued in replacement of, substitution, exchange or redemption for, or upon reclassification or conversion of, Common Stock or any other Stock, in each case whether as a result of a reorganization, reclassification, merger, consolidation or sale of substantially all of the assets of the Corporation.

         "WARRANT" shall have the meaning set forth in the second paragraph of this Warrant.

         "WARRANT SHARES" shall mean, at any time, the Initial Warrant Shares after giving effect to the number of shares of Stock previously purchased by the Holder pursuant to any and all exercises of this Warrant prior to such time and after giving effect to all adjustments with respect to the number of Warrant Shares purchaseable hereunder as provided for herein, including, without limitation, those set forth in Section 4 hereof, prior to such time.

         2.  EXERCISE OF WARRANT.

         2.1 METHOD OF EXERCISE. Subject to and upon all of the terms and conditions set forth in this Warrant, the Holder may exercise this Warrant, in whole or in part with respect to any Warrant Shares, at any time and from time to time during the period commencing on the date hereof and ending at 5:00 p.m., Boston, Massachusetts time, on the Expiration Date, by presentation and surrender of this Warrant to the Corporation at its principal office, together with (a) a properly completed and duly executed subscription form, in the form attached hereto, which subscription form shall specify the number of Warrant Shares for which this Warrant is then being exercised, and (b) payment of the aggregate Exercise Price payable hereunder in respect of the number of Warrant Shares being purchased upon exercise of this Warrant. Payment of such aggregate Exercise Price shall be made either (i) in cash or by money order, certified or bank cashier's check or wire transfer (in each case in lawful currency of the United States of America), (ii) by cancellation of indebtedness owing from the Corporation to the Holder, (iii) by the Holder surrendering a number of Warrant Shares having a Fair Market Value on the date of exercise equal to, greater than (but only if by a fractional share) or less than (if surrendered pursuant to (iv) below) the required aggregate Exercise Price, in which case the Holder would receive the number of Warrant Shares to which it would otherwise be entitled upon such exercise, less the surrendered shares, or (iv) any combination of the methods described in the foregoing clauses (i), (ii) or
(iii).

         2.2 EFFECTIVENESS OF EXERCISE; OWNERSHIP. Each exercise of this Warrant by the Holder shall be deemed to have been effected immediately prior to the close of business on the date upon which all of the requirements of Section 2.1 hereof with respect to such exercise shall have been complied with in full (each such date, an "EXERCISE DATE"). On the applicable Exercise Date with respect to any exercise of this Warrant by the Holder, the Corporation shall be deemed to have issued to the Holder, and the Holder shall be deemed to have become the holder of record and legal owner of, the number of Warrant Shares being purchased upon such exercise of this Warrant, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such number of Warrant Shares being purchased shall not then be actually delivered to the Holder.

         2.3 DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant, and in any event within ten (10) days thereafter, the Corporation, at its expense and in accordance with applicable securities laws, will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct (subject in all cases, to the provisions of Section 9 hereof), a certificate or certificates for the number of Warrant Shares purchased by the Holder on such exercise, PLUS, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the Fair Market Value.

         2.4 SHARES TO BE FULLY PAID AND NONASSESSABLE. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, free of all liens, taxes, charges and other encumbrances or restrictions on sale (other than those set forth herein) and free and clear of all preemptive rights.

         2.5 FRACTIONAL SHARES. No fractional shares of Stock or scrip representing fractional shares of Stock shall be issued upon the exercise of this Warrant. With respect to any fraction of a share of Stock called for upon any exercise hereof, the Corporation shall make a cash payment to the Holder as set forth in Section 2.3 hereof.

         2.6 ISSUANCE OF NEW WARRANTS; CORPORATION ACKNOWLEDGMENT. Upon any partial exercise of this Warrant, the Corporation, at its expense, will forthwith and, in any event, within ten (10) days after such partial exercise issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the Warrant Shares. Moreover, the Corporation shall, at the time of any exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; PROVIDED, HOWEVER, that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Corporation to afford to the Holder any such rights.

         2.7 PAYMENT OF TAXES AND EXPENSES. The Corporation shall pay any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Warrant Shares purchased upon exercise of this Warrant and/or (ii) new or replacement warrants in the Holder's name or the name of any transferee of all or any portion of this Warrant.

         3.  REGISTRATION AND OTHER RIGHTS.

                  (A) REGISTRATION RIGHTS AGREEMENT. The Holder of this Warrant shall have the right to cause the Corporation to register any and all Warrant Shares under the Securities Act and under any blue sky or securities laws of any jurisdictions within the United States, at the time and in the manner specified and as provided for in the Registration Rights Agreement, and any and all Warrant Shares shall be deemed to be Registrable Securities for all purposes of the Registration Rights Agreement.

                  (B) SERIES D PURCHASE AGREEMENT; STOCKHOLDERS AGREEMENT. Subject to Section 10.4 of this Warrant, for the purposes of the Series D Purchase Agreement, and the Stockholders Agreement (as such term is defined in the Series D Purchase Agreement), the shares of Common Stock issuable upon exercise of this Warrant shall be included for the purposes of determining the number of shares of Common Stock held by such Holder for all purposes of such agreements.

                  (C) REDEMPTION. The Holder of this Warrant shall be entitled to cause the Corporation to redeem this Warrant upon sixty (60) days written notice to the Corporation (i) at any time after August __, 2003 or (ii) at any time that such Holder also requests the Corporation to redeem any of such Holder's shares of Series D Preferred Stock pursuant to the terms of the Series D Preferred Stock contained in the Amended and Restated Certificate of Incorporation (the "CERTIFICATE OF DESIGNATIONS"), upon the same terms and conditions applicable to redemption of shares of Series D Preferred Stock pursuant to the Certificate of Designations; PROVIDED, HOWEVER, that the Corporation shall redeem this Warrant for an amount equal to the product of (a) the then current number of Warrant Shares, MULTIPLIED BY (b) the excess of (i) the then current Fair Market Value of a share of Common Stock of the Corporation, OVER (ii) the then current Exercise Price.

         4.  ADJUSTMENTS.

         4.1  ADJUSTMENTS FOR STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS.

                  (a) In the event that, at any time and from time to time after the Issue Date, the Corporation shall (A) issue any additional shares of Stock as a dividend or distribution on its outstanding stock or options, warrants or other rights to purchase, directly or indirectly, Stock as a dividend or distribution on its outstanding stock or securities convertible, directly or indirectly, into Stock as a dividend or distribution on its outstanding stock (other than shares of Stock issued upon exchange, exercise or conversion of the Preferred Stock or Purchased Securities (as defined in the Purchase Agreement)),
(B) subdivide its outstanding shares of Stock into a greater number of shares of Stock or (C) combine its outstanding shares of Stock into a smaller number of shares of Stock, then and in each such event, (x) the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then current Exercise Price by a fraction, (i) the numerator of which shall be the number of shares of Stock outstanding immediately prior to such event on a fully-diluted basis, assuming exercise in full of all options, warrants or other rights to purchase Stock, directly or indirectly, outstanding immediately prior to such event and conversion into or exchange for Stock, directly or indirectly, of all securities convertible into or exchangeable for Stock outstanding immediately prior to such event, each in accordance with their terms, and (ii) the denominator of which shall be the number of shares of Stock outstanding immediately after such event on a fully-diluted basis, assuming exercise in full of all options, warrants or other rights to purchase Stock, directly or indirectly, outstanding immediately after such event and conversion into or exchange for Stock, directly or indirectly, of all securities convertible into or exchangeable for Stock outstanding immediately after such event, each in accordance with their terms, and the product so obtained shall thereafter be the Exercise Price then in effect, and (y) the number of Warrant Shares shall be adjusted by increasing or decreasing, as the case may be, the number of shares of Stock included within the Warrant Shares by the percentage increase or decrease in the total number of shares of Stock outstanding immediately after such event as compared to the total number of shares of Stock outstanding immediately prior to such event and the result so obtained shall be the number of Warrant Shares then in effect.

                  (b) The Exercise Price and the number of Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4.1

         4.2 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION OR MERGER. In the event that, at any time or from time to time after the Issue Date, the Corporation shall (a) effect a reorganization, (b) consolidate with or merge into any other Person, or (c) sell or transfer all or substantially all of its properties or assets or more than 50% of the voting capital stock of the Corporation (whether issued and outstanding, newly issued, from treasury, or any combination thereof) to any other Person under any plan or arrangement contemplating the reorganization, consolidation or merger, sale or transfer, or dissolution of the Corporation, then, in each such case, the Holder, upon the exercise of this Warrant as provided in Section 2 hereof at any time or from time to time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution (subject to the limitation contained in Section 4.5, if applicable), as the case may be, shall receive, in lieu of the Warrant Shares issuable on such exercise immediately prior to such consummation or such effective date, as the case may be, the Stock and property (including cash) to which the Holder would have been entitled upon the consummation of such reorganization, consolidation or merger, or sale or transfer, or in connection with such dissolution, as the case may be, if the Holder had so exercised this Warrant immediately prior thereto (assuming the payment by the Holder of the Exercise Price therefor as required hereby in a form permitted hereby, which payment shall be included in the assets of the Corporation for the purposes of determining the amount available for distribution), all subject to successive adjustments thereafter from time to time pursuant to, and in accordance with, the provisions of this Section 4.

         4.3 ADJUSTMENTS FOR DILUTIVE ISSUANCES; PERFORMANCE MILESTONES; RECLASSIFICATION

         The number of Warrant Shares to which the Holder would otherwise be entitled upon exercise of this Warrant, until and as adjusted from time to time pursuant to this Section 4.3 or any other provision of this Warrant, shall be equal to the product obtained by multiplying (y) the number of Warrant Shares which such Holder is then entitled to purchase hereunder, BY (z) the Applicable Conversion Rate (determined below).

         Notwithstanding the foregoing, if the Corporation fails to employ a Chief Operating Officer, with the intent to promote such Chief Operating Officer to Chief Executive Officer, or a Chief Executive Officer, each of whom meet the employment requirements set forth in the Series D Purchase Agreement, prior to one (1) year after the Issue Date, then the number of Warrant Shares to which the holder hereof shall be entitled upon exercise of this Warrant shall be equal to the product obtained by multiplying (x) the number of Warrant Shares which such Holder is then entitled to purchase hereunder BY (y) the Applicable Conversion Rate (as determined below) BY (z) 1.25.

         The conversion rate in effect at any time (the "APPLICABLE CONVERSION RATE") shall equal the quotient obtained by DIVIDING (A) $3.20 (subject to proportionate adjustment for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event occurring with respect to the Series D Preferred Stock after the Issue
Date), BY (B) the applicable conversion value then in effect (the "APPLICABLE CONVERSION VALUE"), calculated as hereinafter provided. The Applicable Conversion Value in effect as of the Issue Date, and until adjusted in accordance with the provisions of this Section 4.3, shall be $3.20.

         (A)      DILUTIVE ISSUANCES.

                  (i) In the event that the Corporation issues or is deemed to issue any additional shares of Common Stock at a Net Consideration Per Share (as hereinafter defined) less than the Applicable Conversion Value in respect of the Warrant Shares in effect immediately prior to such issuance or deemed issuance, then and in each such case, such Applicable Conversion Value for the Warrant Shares shall automatically and without further action be adjusted as follows:

                           (A) If such issuance and/or deemed issuance occurs on or before the second anniversary of the Issue Date, then the Applicable Conversion Value for the Warrant Shares will be adjusted to equal the Net Consideration Per Share

         (as hereinafter defined) at which such additional shares of Common Stock were issued and/or deemed issued.

                           (B) If such issuance and/or deemed issuance occurs after the second anniversary of the Issue Date, then the Applicable Conversion Value for the Warrant Shares will be adjusted to equal the result of the following formula:

         New Applicable Conversion Value = (P1 X Q1) + (P2 X Q2)
                                           ---------------------
                                                (Q1 + Q2)

         where:

P1 = the Applicable Conversion Value in effect immediately prior to such issuance or deemed issuance of additional shares of Common Stock;

Q1 = the aggregate number of shares of Common Stock outstanding (including shares of Common Stock issuable upon conversion of all outstanding shares of Series D Preferred Stock and conversion, exchange and/or exercise of all outstanding warrants, options and other convertible securities, each to the extent then convertible, exchangeable and/or exercisable) immediately prior to such issuance or deemed issuance of additional shares of Common Stock;

P2 = the Net Consideration Per Share (as hereinafter defined) received by the Corporation for the shares of Common Stock issued and/or deemed issued in respect of such issuance of additional shares of Common Stock; and

Q2 = the number of shares of Common Stock issued and/or deemed issued in respect of such issuance of additional shares of Common Stock.

         The following shall not be deemed issuances of additional shares of Common Stock for the purposes of this Section 4.3(a): the Corporation's (A) issuance of shares of Common Stock upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, (B) granting of stock options to directors, officers, employees, or consultants of the Corporation pursuant to the Corporation's 1996 Stock Option Plan or pursuant to any other employee benefit plan approved by the Board of Directors of the Corporation, and the issuance of shares of Common Stock upon exercise of any of the foregoing options, (c) issuance of Common Stock upon the exercise of the Warrants (as defined in the Series D Purchase Agreement), (d) issuance of up to 56,296 shares of Series C Preferred Stock upon the exercise of warrants issued to Silicon Valley Bank, (e) issuance of up to 425,532 shares of Series B Preferred Stock upon the exercise of the Amended and Restated Warrant issued to SOFTBANK Ventures, Inc. (the "SOFTBANK WARRANT"), and
(f) warrants to purchase Common Stock issued to commercial institutional senior lenders solely in connection with the establishment of a working capital line of credit (and the issuance of Common Stock upon exercise thereof) in an amount not to exceed 200,000 shares.

         For purposes of this Section 4.3(a), if a part or all of the consideration received by the Corporation in connection with the issuance or deemed issuance of shares of Common Stock or the issuance or deemed issuance of any of the securities described below in paragraph (ii) of this Section 4.3(a) consists of property other than cash, such consideration shall be deemed to have the same value as is recorded on the books of the Corporation with respect to receipt of such property so long as such recorded value was determined reasonably and in good faith and with due care by the Board of Directors of the Corporation, and shall otherwise be deemed to have a value equal to its fair market value.

         (ii) For purposes of this Section 4.3(a), the issuance of any Derivative Securities shall be deemed an issuance of shares of Common Stock with respect to Section 4.3(a) if the Net Consideration Per Share (as defined below) that may be received by the Corporation for such Common Stock is less than the Applicable Conversion Value in effect immediately prior to the time of such issuance, and except as hereinafter provided, an adjustment in the Applicable Conversion Value shall be made upon each such issuance of Derivative Securities in the manner provided in Section 4.3(a), as appropriate, as if such deemed Common Stock were issued for such Net Consideration Per Share. No adjustment of the Applicable Conversion Value shall be made under this Section 4.3(a) upon the issuance of any additional shares of Common Stock that are issued upon the exercise, conversion, or exchange of any Derivative Securities if any such adjustment was previously made upon the issuance of such Derivative Securities. Any adjustment of the Applicable Conversion Value with respect to this Section 4.3(a) shall be disregarded if, as, and to the extent that the Derivative Securities that gave rise to such adjustment expire or are canceled without having been exercised, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value that otherwise would have been in effect immediately prior to the time of the issuance of the expired or canceled Derivative Securities, with such additional adjustments as subsequently would have been made to that Applicable Conversion Value had the expired or canceled Derivative Securities not been issued. In the event that the terms of any Derivative Securities previously issued by the Corporation are changed (whether by their terms or for any other reason, including without limitation, as a result of the effects of any anti-dilution adjustments contained therein) so as to lower the Net Consideration Per Share payable with respect thereto (whether or not the issuance of such Derivative Securities originally gave rise to an adjustment of the Applicable Conversion Value), the Applicable Conversion Value shall be recomputed as of the date of such change, so that the Applicable Conversion Value effective immediately upon such change shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the Derivative Securities subject to such change, adjusted for the issuance thereof in accordance with the terms thereof after giving effect to such change, and with such additional adjustments as subsequently would have been made to that Applicable Conversion Value had the Derivative Securities been issued on such changed terms. For purposes of this Section 4.3(a)(ii), the Net Consideration Per Share that may be received by the Corporation shall be determined as follows:

                           (A) "NET CONSIDERATION PER SHARE" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Derivative Securities, plus the minimum amount of additional consideration, if any, payable to the Corporation upon exercise, conversion, and/or exchange thereof for shares of Common Stock, divided by the maximum number of shares of Common Stock that would be issued if all such Derivative Securities were exercised or converted at such Net Consideration Per Share.

                           (B) The Net Consideration Per Share that may be received by the Corporation shall be determined in each instance as of the date of issuance of Derivative Securities without giving effect to any possible future price adjustments or rate adjustments that may be applicable with respect to such Derivative Securities and which are contingent upon future events; PROVIDED, that in the case of an adjustment to be made as a result of a change in terms of such Derivative Securities, including such changes as may result from the effects of any anti-dilution adjustments contained therein, the Net Consideration Per Share shall be determined as of the date of such change.

         (B)      PERFORMANCE MILESTONES.

         (i) END OF SEVEN FISCAL QUARTERS. If, on or as of the end of the seven
(7) fiscal quarters of the Corporation ending December 31, 1999, the Corporation's (a) total cumulative revenues ("TOTAL REVENUES") are less than $54,000,000 and/or (b) total cumulative product revenues (which, for this purpose, shall be deemed to mean only those revenues derived from sales by the Corporation of non-customized products (as distinct from services) as to which the Corporation is not a reseller and which the buyer has not purchased for inventory) ("TOTAL PRODUCT REVENUES") are less than $20,500,000 and/or (c) total cumulative EBIT (as defined below) is less than $4,500,000, then the Applicable Conversion Value that would otherwise be in effect with respect to the Warrant Shares shall automatically and without further action be adjusted to a per share amount that shall be equal to the quotient obtained by DIVIDING (i) the applicable Assumed Corporation Value (as determined below) BY (ii) 14,085,848 (i.e., the total number of shares of Common Stock outstanding (on a fully-diluted basis) as of the date of issuance of the Series D Preferred Stock pursuant to the Series D Purchase Agreement immediately prior to the issuance of the shares of Series D Preferred Stock (it being understood that if the quotient obtained pursuant to the preceding formula is greater than the Applicable Conversion Value in effect immediately prior to such adjustment, then no such adjustment shall be made pursuant to this Section 4.3(a), which number shall automatically and without further action be reduced to 13,525,100 upon the termination or expiration of the SOFTBANK Warrant by its terms and provided that the holder thereof has not exercised any portion of such SOFTBANK Warrant.

         The "ASSUMED CORPORATION VALUE" shall be equal to the weighted average of the Pre-Money Values set forth in the far left-hand column of the table below that correspond to each of the Total Revenues, Total Product Revenues and EBIT as set forth on the table below, with the Pre-Money Value that corresponds to Total Revenues being weighted at 50% and the Pre-Money Values that correspond to each of Total Product Revenues and EBIT being weighted each at 25%. Notwithstanding the foregoing or anything to the contrary contained herein, the Assumed Corporation Value shall be not less than $17,000,000 and not greater than $43,000,000.

         Each of the values in the table below are deemed to be further sub-divided into increments as follows (in order to determine the corresponding figures in the table below), such that: (a) each incremental one dollar ($1) of Total Revenues shall equal an incremental one dollar ($1) of Pre-Money Value,
(b) each incremental one dollar ($1) of Total Product Revenues shall equal an incremental two dollars ($2) of Pre-Money Value, and (c) each incremental one dollar ($1) of EBIT shall equal an incremental ten dollars ($10) of Pre-Money Value. For examples, (1) $41,347,628 in Total Revenues shall correspond to a $30,347,628 Pre-Money Value, (2) $11,928,413 Total Product Revenues shall correspond to a $25,856,826 Pre-Money Value and (3) $3,869,470 in EBIT shall correspond to a $36,694,700 Pre-Money Value.

         In comparing the Corporation's actual Total Revenues, actual Total Product Revenues and actual EBIT to the figures in the table below, a simple-rounding method to the nearest dollar shall be used in order to determine the Total Revenues, Total Product Revenues and EBIT.

                               TABLE TO DETERMINE
                            ASSUMED CORPORATION VALUE
                           ($ IN 000'S AND SUBJECT TO
                    FURTHER SUB-DIVISION AS DESCRIBED ABOVE)
@@

-------------------  -----------------------------  -------------------------------  ------------------------------
  PRE-MONEY VALUE           TOTAL REVENUES              TOTAL PRODUCT REVENUES                     EBIT
(shown in 1,000,000       (shown in 1,000,000        (shown in 100,000 increments           (shown in 100,000
  increments only)          increments only)                   only)                         increments only)
-------------------  -----------------------------  -------------------------------  ------------------------------
      $17,000        less than or equal to $28,000   less than or equal to $7,500      less than or equal to $1,900
-------------------  -----------------------------  -------------------------------  ------------------------------
      $18,000                 $29,000                          $8,000                            $2,000
-------------------  -----------------------------  -------------------------------  ------------------------------
      $19,000                 $30,000                          $8,500                            $2,100
-------------------  -----------------------------  -------------------------------  ------------------------------
      $20,000                 $31,000                          $9,000                            $2,200
-------------------  -----------------------------  -------------------------------  ------------------------------
      $21,000                 $32,000                          $9,500                            $2,300
-------------------  -----------------------------  -------------------------------  ------------------------------
      $22,000                 $33,000                         $10,000                            $2,400
-------------------  -----------------------------  -------------------------------  ------------------------------
      $23,000                 $34,000                         $10,500                            $2,500
-------------------  -----------------------------  -------------------------------  ------------------------------

------------------  --------------------------------  --------------------------------  -------------------------------
      $24,000                   $35,000                            $11,000                          $2,600
------------------  --------------------------------  --------------------------------  -------------------------------
      $25,000                   $36,000                            $11,500                          $2,700
------------------  --------------------------------  --------------------------------  -------------------------------
      $26,000                   $37,000                            $12,000                          $2,800
------------------  --------------------------------  --------------------------------  -------------------------------
      $27,000                   $38,000                            $12,500                          $2,900
------------------  --------------------------------  --------------------------------  -------------------------------
      $28,000                   $39,000                            $13,000                          $3,000
------------------  --------------------------------  --------------------------------  -------------------------------
      $29,000                   $40,000                            $13,500                          $3,100
------------------  --------------------------------  --------------------------------  -------------------------------
      $30,000                   $41,000                            $14,000                          $3,200
------------------  --------------------------------  --------------------------------  -------------------------------
      $31,000                   $42,000                            $14,500                          $3,300
------------------  --------------------------------  --------------------------------  -------------------------------
      $32,000                   $43,000                            $15,000                          $3,400
------------------  --------------------------------  --------------------------------  -------------------------------
      $33,000                   $44,000                            $15,500                          $3,500
------------------  --------------------------------  --------------------------------  -------------------------------
      $34,000                   $45,000                            $16,000                          $3,600
------------------  --------------------------------  --------------------------------  -------------------------------
      $35,000                   $46,000                            $16,500                          $3,700
------------------  --------------------------------  --------------------------------  -------------------------------
      $36,000                   $47,000                            $17,000                          $3,800
------------------  --------------------------------  --------------------------------  -------------------------------
      $37,000                   $48,000                            $17,500                          $3,900
------------------  --------------------------------  --------------------------------  -------------------------------
      $38,000                   $49,000                            $18,000                          $4,000
------------------  --------------------------------  --------------------------------  -------------------------------
      $39,000                   $50,000                            $18,500                          $4,100
------------------  --------------------------------  --------------------------------  -------------------------------
      $40,000                   $51,000                            $19,000                          $4,200
------------------  --------------------------------  --------------------------------  -------------------------------
      $41,000                   $52,000                            $19,500                          $4,300
------------------  --------------------------------  --------------------------------  -------------------------------
      $42,000                   $53,000                            $20,000                          $4,400
------------------  --------------------------------  --------------------------------  -------------------------------
      $43,000       greater than or equal to $54,000  greater than or equal to $20,500  greater than or equal to $4,500
------------------  --------------------------------  --------------------------------  -------------------------------

@@

         Thus, for example, if as of December 31, 1999, the Corporation has $47,894,322.38 in actual Total Revenues, $14,025,417.85 in actual Total Product Revenues and $3,198,439.23 in actual EBIT, then (using simple rounding to the nearest dollar) the corresponding figures from the table above are $47,894,322 in Total Revenues, $14,025,418 in Total Product Revenues and $3,198,439 in EBIT. The calculation for the Assumed Corporation Value would be as follows:

                            EXAMPLE OF CALCULATION OF
                            ASSUMED CORPORATION VALUE
@@

--------------------------------------- -------------------- ---------------------- ------------- --------------------
                                          ACTUAL ROUNDED         CORRESPONDING                          ASSUMED
                                              RESULTS           PRE-MONEY VALUE        WEIGHT      CORPORATION VALUE
--------------------------------------- -------------------- ---------------------- ------------- --------------------
            TOTAL REVENUES                  $47,894,322           $36,894,322           50%          $ 18,447,161
--------------------------------------- -------------------- ---------------------- ------------- --------------------
        TOTAL PRODUCT REVENUES              $14,025,418           $30,050,836           25%          $ 7,512,709
--------------------------------------- -------------------- ---------------------- ------------- --------------------
                 EBIT                       $3,198,439            $29,984,390           25%          $ 7,496,098
--------------------------------------- -------------------- ---------------------- ------------- --------------------
   TOTAL ASSUMED CORPORATION VALUE                                                                   $33,455,968
--------------------------------------- -------------------- ---------------------- ------------- --------------------

@@

         (ii) PRIOR TO END OF SEVEN FISCAL QUARTERS. In the event of any public or private offering or other issuance of the Corporation's Common Stock or Derivative

Securities, the sale of the Corporation (whether by merger, consolidation, sale of all or substantially all of the Corporation's assets or sale of a majority of the outstanding voting capital stock, whether newly issued, from treasury or issued and outstanding, or any combination thereof) or a liquidation, dissolution or winding-up of the affairs of the Corporation at any time prior to December 31, 1999, then the Applicable Conversion Value that would otherwise be in effect with respect to the Warrant Shares shall be adjusted to a per share amount that shall be equal to the quotient obtained by dividing (i) the applicable Assumed Adjusted Corporation Value (as determined below) by (ii) 14,085,848, which number shall automatically and without further action be reduced to 13,525,100 upon the termination or expiration of the SOFTBANK Warrant by its terms and provided that the holder thereof has not exercised any portion of such SOFTBANK Warrant.

         The "ASSUMED ADJUSTED CORPORATION VALUE" shall be determined as follows: (i) first, the Corporation's actual Total Revenues, actual Total Product Revenues and actual EBIT for the fiscal quarters completed prior to such offering or other issuance, sale or liquidation, dissolution or winding-up, shall be compared against the applicable cumulative quarterly projections for Total Revenues, Total Product Revenues and EBIT set forth in the table below and expressed as a percentage (e.g., if on December 1, 1998 the Corporation is sold and, at that time, actual Total Revenues equal $8,000,000, then $8,000,000 compared against $6,400,000 (the applicable cumulative quarterly projection) expressed as a percentage equals 125%); (ii) second, the percentage as determined pursuant to the foregoing clause (i) for each of Total Revenues, Total Product Revenues and EBIT shall be applied to the "baseline" valuation as set forth in the second table below (e.g., with respect to Total Revenues, 125% of $41,000,000 (the "baseline" for Total Revenue) equals $51,250,000 (each, an "ADJUSTED BASELINE Result")); and (iii) third, the Adjusted Baseline Results for each of Total Revenues, Total Product Revenues and EBIT shall be used to calculate the Assumed Adjusted Corporation Value in accordance with the second, third and fourth paragraphs and table of Section 4(g)(i)above.

                                    TABLE OF
                        CUMULATIVE QUARTERLY PROJECTIONS
@@

------------------- ---------------------------------------- --------------------------------------------------------
                               FISCAL YEAR 1998                                 FISCAL YEAR 1999
------------------- ------------ ------------- ------------- ------------- ------------- -------------- -------------
                        Q2            Q3            Q4            Q1            Q2            Q3             Q4
------------------- ------------ ------------- ------------- ------------- ------------- -------------- -------------
TOTAL
REVENUES             2,454,000    6,400,000    11,361,000    17,371,000    24,041,000    32,151,000     41,361,000
------------------- ------------ ------------- ------------- ------------- ------------- -------------- -------------
PRODUCT
REVENUES               658,000    1,823,000     3,168,000     5,678,000     8,448,000    12,058,000     15,968,000
------------------- ------------ ------------- ------------- ------------- ------------- -------------- -------------
EBIT                (1,181,800)  (2,166,750)   (2,125,850)   (1,135,850)       89,150     1,634,150      3,554,150
------------------- ------------ ------------- ------------- ------------- ------------- -------------- -------------
R&D EXPENSE            508,000    1,197,000     2,089,200     3,141,200     4,275,200     5,647,200      7,189,200
------------------- ------------ ------------- ------------- ------------- ------------- -------------- -------------

                                          "BASELINE" COMPARISON

                                      TABLE

----------------------------- ---------------------------- ------------------------------ ----------------------------
      PRE-MONEY VALUE                TOTAL REVENUE             TOTAL PRODUCT REVENUE                 EBIT
----------------------------- ---------------------------- ------------------------------ ----------------------------
       $30,000,000                   $41,000,000                  $14,000,000                    $3,200,000
----------------------------- ---------------------------- ------------------------------ ----------------------------

@@

         Notwithstanding anything contained herein to the contrary, in no event shall the Assumed Adjusted Corporation Value be greater than $30,000,000 unless, and only to the extent that, after any adjustment required by this Section 4(g)(ii), (A) in the event of a sale of the Corporation, the proceeds actually received (net of any escrows or other holdbacks) by the holders of the Series D Preferred Stock in respect of shares of Series D Preferred Stock in connection with such sale or liquidation, dissolution or winding-up equals or exceeds three
(3) times the original purchase price per share of Series D Preferred Stock (subject to adjustment for stock splits, stock dividends, stock combinations, capital reorganizations, reclassifications and other similar events), or (B) in the event of a public or private offering or other issuance, the price per share to the purchasers in such offering in connection with such offering equals or exceeds three (3) times the original purchase price per share of Series D Preferred Stock (subject to adjustment for stock splits, stock dividends, stock combinations, capital reorganizations, reclassifications and other similar events).

                  (iii) "EBIT" shall mean, for the relevant period, the net income (or loss) of the Corporation, after excluding all extraordinary items of income or loss from the calculation thereof plus, to the extent deducted in the computation thereof, the sum of (i) interest expense AND (ii) taxes for such period, LESS amounts budgeted for research and development as set forth in the Table of Cumulative Quarterly Projections above that have not been expensed in research and development during the seven fiscal quarters ending December 31, 1999, PLUS the amounts paid to Bain & Company for consulting services rendered to the Corporation, if any, up to $100,000.

         (C) ADJUSTMENT TO EXERCISE PRICE. In each such instance of an adjustment to the Applicable Conversion Value pursuant to Section 4.3(a), (b) or
(c), the Exercise Price shall, simultaneously with the happening of each such event, be adjusted by multiplying the then current Exercise Price by a fraction,
(A) the numerator of which shall be the number of Warrant Shares immediately prior to such event, and (B) the denominator of which shall be the number of Warrant Shares immediately after such event.

         (D) ADJUSTMENTS FOR RECLASSIFICATIONS. If the Common Stock issuable upon the conversion of this Warrant shall be changed into the same or a different number of shares of any class(es) or series of stock, whether by reclassification or otherwise (other than an adjustment under Section 4.1 or a merger, consolidation, or sale of assets provided for under Section 4.2), then and in each such event, the Holder hereof shall have the right thereafter to convert each Warrant Share into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, or other change by holders of the number of shares of Common Stock into which such

Warrant Shares would have been convertible immediately prior to such reclassification, or change, all subject to further adjustment as provided herein.

         4.4 CONTINUATION OF TERMS. Upon any reorganization, reclassification, sale, consolidation, merger or other transfer (and any liquidation, dissolution or winding up of the Corporation following any such transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of Stock and property receivable upon the exercise of this Warrant after the consummation of such reorganization, reclassification, sale, consolidation, merger or other transfer or the effective date of liquidation, dissolution or winding up of the Corporation following any such transfer, as the case may be, and shall be binding upon the issuer of any such Stock, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets or more than 50% of the voting capital stock of the Corporation (whether issued and outstanding, newly issued or from treasury or any combination thereof), whether or not such Person shall have expressly assumed the terms of this Warrant.

         4.5 DISSOLUTION. Subject to Section 4.4 hereof, in the event of any dissolution of the Corporation following the transfer of all or substantially all of its properties or assets at any time after the Issue Date, the Corporation shall retain for a period of at least ninety (90) days after the effective date of such dissolution the Stock and property (including cash, where applicable) receivable by the Holder pursuant to Section 4.2 hereof upon exercise of this Warrant at any time after the effective date of such dissolution (assuming the payment by the Holder of the Exercise Price therefor as required hereby in a form permitted hereby). If the Holder fails to exercise this Warrant within the sixty (60) day period following the effective date of such dissolution, then such Stock and property (including cash, where applicable) shall be distributed PRO RATA to those Persons who were stockholders of record of the Corporation on the effective date of such dissolution or as otherwise required by law or the Certificate of Incorporation of the Corporation.

         5. OFFICER'S CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the number and kind of Warrant Shares, or Property, issuable hereunder from time to time, or the Exercise Price, the Corporation, at its expense, will promptly cause an officer of the Corporation to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing the facts upon which such adjustment or readjustment is based. The Corporation will forthwith send a copy of each such certificate to the Holder in accordance with Section 10.5 below.

         6.  NOTICES OF RECORD DATE, ETC.  In the event of

         (a) any taking by the Corporation of a record of the holders of Stock for the purpose of determining the holders thereof who are entitled to receive any shares of Stock as a dividend or other distribution or pursuant to a stock split, or

         (b) any reorganization of the Corporation, or any sale or transfer, in a single transaction or a series of related transactions, of all or substantially all the assets of the Corporation to, or the consolidation or merger of the Corporation with or into, any other Person, or

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, or

         (d) any sale, in a single transaction or a series of related transactions, of a majority of the Corporation's voting stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), then and in each such event the Corporation will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or stock split, and stating the amount and character of such dividend, distribution or stock split, or (ii) the date on which any such reorganization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of any one or more classes of Stock shall be entitled to exchange their shares of Stock for securities or other property deliverable on such reorganization, transfer, consolidation, merger, dissolution, liquidation or winding-up, or (iii) the date on which any such sale of a majority of the Corporation's voting stock is to take place and the material terms thereof , as the case may be. Such notice shall be mailed at least fifteen (15) days prior to the date specified in such notice on which any such action is to be taken.

         7. EXCHANGE OF WARRANT. Subject to the provisions of Section 9 hereof (if and to the extent applicable), this Warrant shall be exchangeable, upon the surrender hereof by the Holder at the principal office of the Corporation, for new warrants of like tenor, each registered in the name of the Holder or in the name of such other Persons as the Holder may direct. Each of such new warrants shall be exercisable for such number of Warrant Shares as the Holder shall direct, PROVIDED that all of such new warrants shall represent, in the aggregate, the right to purchase the same number of Warrant Shares and cash, securities or other property, if any, which may be purchased by the Holder upon exercise of this Warrant at the time of its surrender.

         8. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of a customary affidavit of the Holder and an indemnity agreement or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Corporation at its expense will execute and deliver, in lieu thereof, a new warrant of like tenor.

         9.  TRANSFER PROVISIONS, ETC.

         9.1  LEGENDS.

                  (a) Each certificate representing any Warrant Shares issued upon exercise of this Warrant shall bear the following legend:

               THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE TRANSFERRED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

                  (b) Each certificate representing any shares of Stock issued from time to time upon exercise of this Warrant shall also bear any legend required under any applicable state securities or blue sky laws.

         9.2 MECHANICS OF TRANSFER. Any transfer of all or any portion of this Warrant, or of any interest therein, that is otherwise in compliance with applicable law shall be effected by surrendering this Warrant to the Corporation at its principal office, together with (i) a duly executed form of assignment, in the form attached hereto, (ii) payment of any applicable transfer taxes, if any. In the event of any such transfer of this Warrant, in whole, the Corporation shall issue a new warrant of like tenor to the transferee, representing the right to purchase the same number of Warrant Shares, and cash, securities or other property, if any, which were purchasable by the Holder upon exercise of this Warrant at the time of its transfer. In the event of any such transfer of any portion of this Warrant, (i) the Corporation shall issue a new warrant of like tenor to the transferee, representing the right to purchase the same number of Warrant Shares, and cash, securities or other property, if any, which were purchasable by the Holder upon exercise of the transferred portion of this Warrant at the time of such transfer, and (ii) the Corporation shall issue a new warrant of like tenor to the Holder, representing the right to purchase the number of Warrant Shares, and cash, securities or other property, if any, purchasable by the Holder upon exercise of the portion of this Warrant not transferred to such transferee. Until this Warrant or any portion thereof is transferred on the books of the Corporation, the Corporation may treat the Holder as the absolute holder of this Warrant and all right, title and interest therein for all purposes, notwithstanding any notice to the contrary.

         9.3. RESTRICTIONS ON TRANSFER. Subject to compliance with applicable securities laws, this Warrant, and any portion hereof, and the Warrant Shares may be transferred by the Holder in its sole discretion at any time and to any Person, including without limitation transfers to Affiliates or Affiliated Groups (as such terms are defined in the Series D Purchase Agreement), without the consent of the Corporation.

         10.  GENERAL.

         10.1 STATEMENT ON WARRANT. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same kind of Warrant Shares as are stated on the front page hereof.

         10.2 AUTHORIZED SHARES; RESERVATION OF SHARES FOR ISSUANCE. At all times while this Warrant is outstanding, the Corporation shall maintain its corporate authority to issue, and shall have authorized and reserved for issuance upon exercise of this Warrant, such number of shares of Stock as shall be sufficient to perform its obligations under this Warrant (after giving effect to any and all adjustments to the number and kind of Warrant Shares purchasable upon exercise of this Warrant).

         10.3 NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, sale or other transfer of any of its assets or properties, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder against impairment. Without limiting the generality of the foregoing, the Corporation
(a) will not increase the par value of any shares of Stock receivable upon the exercise of this Warrant above the amount payable therefor on such exercise, and
(b) will take all action that may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Stock on the exercise of this Warrant.

         10.4 NO RIGHTS AS STOCKHOLDER. The Holder shall not be entitled to vote or to receive dividends or to be deemed the holder of Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Corporation until the Holder shall have exercised the Warrant and been issued Warrant Shares in accordance with the provisions hereof.

         10.5 NOTICES. All notices, demands, requests, certificates or other communications under this Warrant shall be in writing and shall be either mailed by certified mail, postage prepaid, in which case such notice, demand, request, certificate or other communications shall be deemed to have been given three (3) days after the date on which it is first deposited in the mails, or hand delivered or sent by facsimile transmission, by tested or otherwise authenticated telex or cable or by private expedited courier for overnight delivery with signature required, in each such case, such notice, demand, request, certificate or other communications being deemed to have been given upon delivery or receipt, as the case may be:

         (i) if to the Corporation, Art Technology Group, Inc., 101 Huntington Avenue, Boston, MA 02119, Attention: President, or at such other address as the Corporation may have furnished in writing to the Holder; and

         (ii) if to the Holder, at the Holder's address appearing in the books maintained by the Corporation.

         10.6 AMENDMENT AND WAIVER. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Corporation and the Holder.

         10.7 GOVERNING LAW. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts.

         10.8 COVENANTS TO BIND SUCCESSOR AND ASSIGNS. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Corporation shall bind its successors and assigns, whether so expressed or not.

         10.9 SEVERABILITY. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         10.10 CONSTRUCTION. The definitions of this Warrant shall apply equally to both the singular and the plural forms of the terms defined. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The section and paragraph headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

         10.11 REMEDIES. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Corporation agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is validly asserted as a defense, the successful party to such action or proceeding shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed as an instrument under seal in its corporate name by one of its officers thereunto duly authorized, all as of the day and year first above written.

                                     ART TECHNOLOGY GROUP, INC.
[Corporate Seal]

                                     By:
                                        --------------------------
                                        Name:
                                        Title:

                              FORM OF SUBSCRIPTION


                    (To be executed upon exercise of Warrant)


To:  ART TECHNOLOGY GROUP, INC.

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to exercise thereunder, _______ shares of Common Stock, $.01 par value per share ("COMMON STOCK"), of Art Technology Group, Inc., a Delaware corporation, and tenders herewith payment of $__________, representing the aggregate purchase price for such shares based on the price per share provided for in such Warrant. Such payment is being made in accordance with [Section 2.1(i)] [Section 2.1(ii)] [Section 2.1(iii)] of the attached Warrant.

         Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective addresses set forth below:

Dated:
      ----------------------------               -------------------------------


                                    --------------------------------------------
                                    (Address)

         If said number of shares of Common Stock shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of Common Stock less any fraction of a share of Common Stock paid in cash.


Dated:            , 19
      ------------    --                     -----------------------------------

                                             NOTE: The above signature should
                                             correspond exactly with the name on
                                             the face of the attached Warrant or
                                             with the name of the assignee
                                             appearing in the assignment form
                                             below.

                               FORM OF ASSIGNMENT


                   (To be executed upon assignment of Warrant)


         For value received, _____________________________________ hereby sells, assigns and transfers unto _________________ the attached Warrant [__% of the attached Warrant], together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ attorney to transfer said Warrant [said percentage of said Warrant] on the books of Art Technology Group, Inc., a Delaware corporation, with full power of substitution in the premises.

         If not all of the attached Warrant is to be so transferred, a new Warrant is to be issued in the name of the undersigned for the balance of said Warrant.




Dated:            , 19
      ------------    --                     -----------------------------------

                                             NOTE: The above signature should
                                             correspond exactly with the name on
                                             the face of the attached Warrant.

                                    Exhibit D

                              Form of Legal Opinion

                               HALE AND DORR LLP
                               Counsellors at Law

                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 o fax 617-526-5000




                                                              August 18, 1998




Tudor Private Equity Fund, L.P.
Raptor Global Fund, L.P.
Raptor Global Fund, Ltd.

         Re: Series D Senior Participating Convertible Redeemable Preferred Stock Financing of Art Technology Group, Inc.

Ladies and Gentlemen:

         This opinion is being furnished pursuant to Section 1.5(e)(9) of the Series D Senior Participating Convertible Redeemable Preferred Stock Purchase Agreement, dated as of August 18, 1998 (the "Purchase Agreement"), by and among Art Technology Group, Inc., a Delaware corporation (the "Company"), and each of you. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

         We have acted as counsel to the Company in connection with the preparation, execution and delivery of the Purchase Agreement, the Stockholders Agreement and Registration Rights Agreement, and the transactions contemplated therein, and in connection with the adoption and filing of the Amended and Restated Certificate of Incorporation of the Company. As such counsel, we have examined and are familiar with and have relied upon the following documents:

         (a) the Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of Delaware as of July 9, 1998;

         (b)      the By-laws of the Company, as amended to date;

         (c) the Amended and Restated Certificate of Incorporation of the Company, to be filed today with the Secretary of State of the State of Delaware (the "Restated Charter");

         (d) a Certificate of the Secretary of State of the State of Delaware, dated August 12, 1998, attesting to the continued legal existence and corporate good standing of the Company in the State of Delaware (the "Domestic Certificate");

Tudor Private Equity Fund, L.P.
Raptor Global Fund, L.P.
Raptor Global Fund, Ltd.
August 18, 1998
Page 2


         (e) a Certificate of the Secretary of State of the Commonwealth of Massachusetts, dated August 14, 1998, attesting to the good standing and due qualification of the Company to transact business in the Commonwealth of Massachusetts (the "Foreign Qualification
                  Certificate");

         (f)      the Purchase Agreement;

         (g)      the Stockholders Agreement;

         (h) the Registration Rights Agreement (together with the Purchase Agreement and the Stockholders Agreement, the "Agreements")

         (i) a Certificate of Chief Executive Officer from the Company to Hale and Dorr LLP, dated as of the date hereof (the "Officer's Certificate"), a copy of which is attached hereto as EXHIBIT A; and

         (j) such other records of meetings, documents, instruments and certificates (including but not limited to certificates of public officials and officers of the Company) as we have considered necessary for purposes of this opinion.

         In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the completeness of all corporate records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

         In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of the Company and upon the representations and warranties made by each of the parties to the Agreements. We have not attempted to verify independently such facts, although nothing has come to our attention which would lead us to question the accuracy of such certificates or representations and warranties.

         Any reference herein to "our knowledge," or to any matter "known to us," "coming to our attention" or "of which we are aware," or any variation of any of the foregoing shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to this transaction (including the preparation of the Agreements and the transactions contemplated thereby) of the existence or absence of any facts which would contradict our opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of

Tudor Private Equity Fund, L.P.
Raptor Global Fund, L.P.
Raptor Global Fund, Ltd.
August 18, 1998
Page 3

such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company. Without limiting the foregoing, we have not conducted a search of any electronic databases or the dockets of any court, administrative or regulatory body, agency or other filing office in any jurisdiction.

         For purposes of this opinion, we have assumed that each of the Agreements has been duly authorized, executed and delivered by all parties thereto other than the Company, and that all such other parties have all requisite power and authority to effect the transactions contemplated by the Agreements. We have assumed that each of the Agreements is the valid, binding and enforceable obligation of each party thereto other than the Company. We do not render any opinion as to the application of any federal or state law or regulation to the power, authority or compliance of any party to the Agreements other than the Company.

         Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, usury, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court. We are expressing no opinion herein as to the enforceability of (i) Sections 8 and 9 of the Registration Rights Agreement or (ii) any provision of any agreement or document as to which we are opining herein which purports to indemnify any person against his, her or its own negligence or intentional misconduct.

         Our opinions expressed in paragraph 1 below, insofar as they relate to the due organization, valid existence, due qualification and good standing of the Company, are based solely on the Domestic Certificate and the Foreign Qualification Certificate, and are limited accordingly, and, as to such matters, our opinions are rendered as of the respective dates of such certificates. We express no opinion as to the tax good standing of the Company in any jurisdiction.

         Our opinion expressed in paragraph 2 below, insofar as it relates to the full payment for the outstanding shares of the Company's capital stock, and insofar as it related to the outstanding options, warrants and other securities representing the right to purchase capital stock of the Company, is based solely on the Officer's

Tudor Private Equity Fund, L.P.
Raptor Global Fund, L.P.
Raptor Global Fund, Ltd.
August 18, 1998
Page 4


Certificate and rendered as of the date of such certificate. Our opinion expressed in paragraph 2 below as to the issued and outstanding shares of capital stock of the Company is based solely on a review of the stock record books of the Company, which we assume to be complete and accurate in all material respects. Our opinion expressed in paragraph 2 below as to the due and valid issuance of all outstanding shares of capital stock of the Company is based solely on a review of the corporate minute books of the Company, which we assume to be complete and accurate in all material respects.

         For purposes of our opinion in paragraph 6 below, we have relied upon representations made by you in Section 3 of the Purchase Agreement, and have assumed (without any independent investigation) the accuracy of such representations.

         Our opinion in paragraph 7 below is based solely on the Officer's Certificate and rendered as of the date of such certificate.

         We are expressing no opinion herein with respect to compliance by the Company with state securities or "blue sky" laws, other than those of the Commonwealth of Massachusetts, or with any state or federal securities antifraud laws.

         We are opining herein solely as to the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America. To the extent that any other laws govern any of the matters as to which we are opining below, we have assumed, with your permission and without independent investigation, that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct.

         For purposes of our opinions rendered below, we have assumed that the facts and law governing the future performance by the Company of its obligations under each of the Agreements will be identical to the facts and law governing its performance on the date of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as it is, to our knowledge, currently conducted, to execute, deliver and perform its obligations under the Agreements, to issue, sell and deliver the Purchased Shares and the Warrant to be purchased by you on the date hereof pursuant to the Purchase Agreement (the "Initial Shares" and the

Tudor Private Equity Fund, L.P.
Raptor Global Fund, L.P.
Raptor Global Fund, Ltd.
August 18, 1998
Page 5

"Initial Warrant," respectively) and to carry out the transactions contemplated by the Agreements. The Company is duly qualified to do business and is in good standing in the Commonwealth of Massachusetts.

         2. The authorized capital stock of the Company on the date hereof consists of (i) 25,000,000 shares of Common Stock, and (ii) 10,000,000 shares of Preferred Stock, $.01 par value per share, of which 1,300,000 shares have been designated as Series A Preferred Stock, 851,064 shares have been designated as Series B Preferred Stock, 2,000,000 shares have been designated as Series C Preferred Stock and 2,343,750 shares have been designated as Series D Preferred Stock. As of the date hereof, without giving effect to the transactions contemplated by the Agreements, there are (i) 5,963,669 shares of Common Stock issued and outstanding, (ii) 1,300,000 shares of Series A Preferred Stock issued and outstanding, (iii) 425,532 shares of Series B Preferred Stock issued and outstanding, (iv) 1,456,789 shares of Series C Preferred Stock issued and outstanding, and (v) no shares of Series D Preferred Stock issued or outstanding. The currently outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Section 2.5 of the Disclosure Schedule, to our knowledge, there are no options, warrants or other securities of the Company presently outstanding which create the right to purchase any of the authorized but unissued capital stock of the Company.

         3. The Initial Shares and the Initial Warrant, and the shares of Common Stock issuable upon conversion of the Initial Shares and exercise of the Initial Warrant, have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered to you against full payment therefor in accordance with the terms of the Purchase Agreement, or in accordance with the terms thereof, will be validly issued, fully paid and non-assessable. The issuance of the Initial Shares and the Initial Warrant, and the shares of Common Stock issuable upon conversion of the Initial Shares and exercise of the Initial Warrant, is not subject to any preemptive right, first refusal right or other right to subscribe for or purchase such securities (other than such rights as have been waived) pursuant to the Company's Certificate of Incorporation or Bylaws, applicable Delaware corporation laws or any of the contracts, agreements or other arrangements listed in Section 2.17 of the Disclosure Schedule to the Purchase Agreement.


         4. The execution and delivery by the Company of the Agreements, and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the filing of the Restated Charter with the Secretary of State of the State of Delaware at the Closing pursuant to the Purchase Agreement, have been duly authorized by all necessary corporate and stockholder action on the part of the Company, and the Agreements have been duly executed and delivered by the Company. The Agreements constitute the valid and binding obligations of the

Tudor Private Equity Fund, L.P.
Raptor Global Fund, L.P.
Raptor Global Fund, Ltd.
August 18, 1998
Page 6

Company, enforceable against the Company in accordance with their respective terms.

         5. The execution and delivery by the Company of the Agreements, and the consummation by the Company of the transactions contemplated thereby, do not (a) violate the provisions of any statute, rule or regulation applicable to the Company; (b) violate the provisions of the Company's Certificate of Incorporation or By-laws, each as amended to date; (c) violate any judgment, order or decree of any court or arbitrator specifically naming the Company of which we are aware; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to, any of the contracts, agreements or other arrangements listed in Section 2.17 of the Disclosure Schedule to the Purchase Agreement (other than the Equipment Leases).

         6. The Company's issuance to you of the Initial Shares and the Initial Warrant on the date hereof in accordance with the Purchase Agreement will not require registration under Section 5 of the Securities Act of 1933, as amended, or under applicable Massachusetts securities laws.

         7, To our knowledge, except as set forth in Section 2.14 of the Disclosure Schedule to the Purchase Agreement, there is no action, proceeding or litigation pending or threatened against the Company before any court, governmental or administrative agency or body.

         8. Except pursuant to federal and state securities laws, no consent, approval or authorization of or by, or any designation, declaration, filing, registration or qualification with, any governmental authority is required on the part of the Company in connection with the Company's execution, delivery and performance of its obligations under the Agreements or the Company's offer, issuance, sale and delivery to you of the Initial Shares and the Initial Warrant pursuant to the Purchase Agreement.

         This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

         This opinion is rendered only to you and is solely for the benefit of you in connection with the transactions contemplated by the Purchase Agreement. This opinion may not be relied upon by you for any other purpose, nor may this opinion

Tudor Private Equity Fund, L.P.
Raptor Global Fund, L.P.
Raptor Global Fund, Ltd.
August 18, 1998
Page 7

be provided to, quoted to or relied upon by any other person or entity for any purpose without our prior written consent.

                                              Very truly yours,



                                              HALE AND DORR LLP